                                                                   Exhibit 10.20

Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                         LIVE/SUMMIT OMNIBUS AGREEMENT
                         -----------------------------



                               Table of Contents
                               -----------------

1.   Definitions...................................................  3
2.   Contribution of Stock of Summit N.V...........................  5
3.   Sale of * Interest in Summit..................................  6
4.   Representations and Warranties................................  6
     a.    Organization and Qualification; Affiliates..............  6
     b.    Authority Relative to this Agreement....................  6
     c.    No Conflict; Required Filings and Consents..............  7
     d.    Financial Statements....................................  7
     e.    Absence of Certain Changes or Events....................  7
     f.    No Undisclosed Liabilities..............................  7
     g.    Absence of Litigation...................................  8
     h.    Taxes...................................................  8
     i.    Intellectual Property...................................  8
     j.    Interested Party Transactions...........................  8
     k.    Brokers.................................................  8
     l.    Disclosure..............................................  9
5.   Starting Equity...............................................  9
6.   Service Options...............................................  9
7.   Closing.......................................................  9
8.   Domestic Distribution Rights.................................. 10
9.   Conduct Prior to the Call Closing Date........................ 10
10.  Call.......................................................... 12
     a.    Exercise................................................ 12
     b.    Call Closing Date....................................... 12
     c.    Payment of Call Purchase Price.......................... 12
     d.    Disputes as to Call Purchase Price...................... 12
     e.    Single Picture Designation.............................. 13
     f.    Executive Covenant...................................... 14
     g.    Employment Contracts.................................... 14
     h.    Post-Closing Audit...................................... 14
     i.    Assignment.............................................. 14
     j.    Transfers of Interests.................................. 14
11.  Summit Call Option............................................ 15
12.  Accounting Principles......................................... 15
13.  Press Releases................................................ 15
14.  Expenses...................................................... 16


15.  Arbitration................................................... 16
16.  Notice and Cure............................................... 16
17.  Representations and Warranties................................ 16
18.  Integrated Agreement.......................................... 16
19.  Governing Law................................................. 16
20.  Good Faith.................................................... 16
21.  Execution in Counterparts..................................... 17
22.  Super-Special "If, If, If, If" Provisions..................... 17

EXHIBITS
"A"  Agency Agreement
"B"  Partnership Agreement
"C"  Service Options
"D"  Accounting Principles
"E"  Executive Covenant
"F"  Summit Share Transfer Agreements

     1.   Definitions.  All capitalized words used herein shall have the
          -----------
meanings as set forth below:

          a. "Affiliates" means all entities owned or owning, directly or indirectly, 50% or more by a Party. For Summit, Affiliates includes Summit N.V., Proscenium Pictures Ltd., and Summit Entertainment Development Services, Inc. An Affiliate of an individual includes members of their family and persons controlling, controlled by or under common control with the person or their family.

          b. "Agency Agreement" means the Film Sales Agency Agreement between LIVE and Summit, attached hereto as Exhibit "A".

          c.   "Agreement" means this LIVE/Summit Omnibus Agreement.

          d. "Base Compensation" means * compensation payable to the Individuals in any twelve-month period following the Closing Date, payable * to Wachsberger, * to Hayward, and * to Garrett.

          e.   "Call" has the meaning set forth in Paragraph 10(a).

          f.   "Call Formula" means *.

          g.   "Call Closing Date" means the date of closing of the Call.

          h.   "Call Lapse Date" means the earliest to occur of:

               i.     The * anniversary of the Closing Date.

               ii. The date that LIVE exercises its put right under Paragraph 9(g)(II).

               iii. The date that LIVE or Holdings files a voluntary petition in bankruptcy, or an involuntary petition in bankruptcy is filed against either of them that is not discharged within sixty days.

               iv. The date of termination of the Agency Agreement at any time by LIVE for any reason or by Summit pursuant to Paragraph 13(g) of the Agency Agreement.

               v. The date of any transfer of LIVE's interest in Summit except (i) to an Affiliate of LIVE or (ii) to a buyer of all or substantially all of the assets of LIVE if such sale includes the Agency Agreement and the foreign rights to LIVE's films.

               vi. The date of rejection by Sellers of a Call applying New GAAP pursuant to Paragraph 22.

          i. "Call Notice" means LIVE's written notice of exercise of the Call.

          j. "Call Notice Date" means the date that LIVE delivers to Sellers the Call Notice.

          k. "Call Purchase Price" means a price based on the Call Formula multiplied by the Percentage Interest in Summit being sold. If the Call Purchase Price is being calculated with respect to any sale by Sellers of their interests in Summit, the Call Purchase Price shall be increased by 100% of the unpaid Priority Distribution.

          l. "Cash Floor" means cash held by Summit and its Affiliates of at least *, at least * of which is held by Summit in the United States.

          m. "Ceiling Compensation" means an amount equal to the Base Compensation plus, at the beginning of each twelve-month period commencing on the first anniversary of the Closing Date, an increase from the prior year equal to the greater of five percent or the increase in the Los Angeles region "All Urban Consumers" Consumer Price Index from the prior year.

          n. "Closing" means the closing of certain transactions as described herein, which shall occur at a time and place mutually agreed to by the Parties.

          o.   "Closing Date" means the date of Closing.

          p. "Franco/Kiwi" means The Franco-Kiwi Alliance, Inc., a California corporation.

          q. "GAAP" means generally accepted principles consistently applied, except as provided in Exhibit "D".

          r.   "Garrett" means David Garrett.

          s. "Guarantee Income" means any advance, minimum guarantee or fixed sum license fee that is payable under a license agreement.

          t.   "Hayward" means Bob Hayward.

          u. "Holdings" means Film Holdings Incorporated, a Delaware corporation.

          v. "Individuals" means Wachsberger, Hayward, and Garrett, collectively.

          w.   "LIVE" means LIVE Entertainment Inc., a Delaware corporation.

          x. "Material Adverse Effect" means a material adverse effect on the business or operations of Summit and its Affiliates taken as a whole.

          y.   "New GAAP" has the meaning set forth in Paragraph 22.

          z.   "Old GAAP" has the meaning set forth in Paragraph 22.

          aa. "Parties" means LIVE, Holdings, Summit, Franco/Kiwi, and the Individuals.

          bb. "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Summit, attached hereto as Exhibit "B".

          cc. "Percentage Interest" means the percentage ownership of Summit held by each of its owners from time to time.

          dd. "Priority Distribution" means the amount, if any, by which Starting Equity exceeds $6 million.

          ee.  "Sellers" means Franco/Kiwi and Garrett.

          ff. "Service Options" means the options granted to the Individuals to acquire stock of LIVE pursuant to Paragraph 6.

          gg.  "Starting Equity" means Summit Equity on the Closing Date.

          hh. "Summit" means Summit Entertainment L.P., a California limited partnership.

          ii. "Summit Equity" means Summit's net equity, including, without limitation, initial capitalization, subsequent capital contributions, and retained earnings, calculated by consolidating Summit and its Affiliates and applying GAAP except as provided in Paragraph 12.

          jj. "Summit N.V." means Summit Entertainment N.V., a Netherlands Antilles corporation.

          kk. "Taxes" and "Tax Returns" have the meaning set forth in Paragraph 4(h).

          ll. "Termination Notice" means written notice by Wachsberger to LIVE of his intention to terminate his employment with Summit ninety days after such notice. The Termination Notice may not be given on prior to ninety days prior to twenty-four months after the Closing or anytime after the Call Notice Date.

          mm.  "Wachsberger" means Patrick Wachsberger.

     2.   Contribution of Stock of Summit N.V.  Wachsberger and Hayward do
          ------------------------------------
hereby contribute all of the stock they own in Summit N.V. (representing, collectively, * of the issued and outstanding stock of Summit N.V.) to Franco/Kiwi as a capital contribution, and Franco/Kiwi, in turn, hereby contributes such stock to Summit as a capital contribution. Likewise, Garrett does hereby contribute the stock he owns in Summit N.V. (representing * of the issued and outstanding stock of Summit N.V.) to Summit as a capital contribution. The Individuals and Franco/Kiwi do hereby separately (i.e., and not jointly and severally) represent and warrant to LIVE that the stock contributed by them and by Franco/Kiwi (a) is free and clear of all liens, encumbrances, and claims of any kind, (b) represents * of the stock of Summit N.V., and (c) has not previously been subject to an actual or purported assignment to any other person.

     3.   Sale of * Interest in Summit.  Subject to the conditions
          ----------------------------------------
precedent of receipt of the * purchase price as set forth below on the Closing Date, Sellers do hereby sell, transfer, and convey to LIVE a collective * Percentage Interest in the equity and future profits of Summit, of which a * Percentage Interest shall be sold by Franco/Kiwi and a * Percentage Interest shall be sold by Garrett. In consideration for this sale, LIVE shall pay Sellers *, of which * shall be paid to Franco/Kiwi and * shall be paid to Garrett.

     4.   Representations and Warranties. The Individuals, Summit and
          ------------------------------
Franco/Kiwi hereby represent and warrant to LIVE and Holdings as follows:

          a.   Organization and Qualification; Affiliates.  Each of Summit and
               -------------------------------------------
each of its Affiliates is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it
             ---------
purports to own, operate or lease and to carry on its business as it is now being conducted except where the failure to possess the Approvals has not had, and would not have, a Material Adverse Effect. Each of Summit and each of its Affiliates is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary except where the failure to be so qualified or licensed has not had, and would not have, a Material Adverse Effect. Substantially all of the business and operations of Summit and its Affiliates are conducted through, and substantially all of the properties and assets of Summit and its Affiliates are owned by, Summit and its Affiliates.

          b.   Authority Relative to this Agreement. Summit, Franco/Kiwi and the
               ------------------------------------
Individuals have all necessary power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Summit and Franco/Kiwi and the consummation by Summit and Franco/Kiwi of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of Summit and Franco/Kiwi are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Summit, Franco/Kiwi and the Individuals and, assuming the due authorization, execution and delivery by LIVE and Holdings, as applicable, constitutes a legal, valid and binding obligation of Summit, Franco/Kiwi and the Individuals enforceable against them in accordance with its terms.

          c.   No Conflict; Required Filings and Consents
               ------------------------------------------

               i. Neither Summit nor any of its Affiliates has breached, is in default under, or has received written notice of any material breach of or default under, any material agreements to which they are a party, and (ii) each such material agreement is in full force and effect, except with respect to breaches, defaults or failures to be in full force and effect that have not had, and would not have, a Material Adverse Effect.

               ii. The execution and delivery of this Agreement by Summit does not, and the performance of this Agreement by Summit and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the organizational documents of Summit, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Summit or any of its Affiliates or
                       ----
their properties, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Summit's or any of its Affiliates' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any material agreement or other instrument or obligation to which Summit or any of its Affiliates is a party or by which Summit or any of its Affiliates or its or any of their respective properties is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not constitute a Material Adverse Effect.

               iii. The execution and delivery of this Agreement by Summit does not, and the performance of this Agreement by Summit will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority except where the failure to obtain such consents, approvals, authorizations or permits, and to make such filings or notifications, would not constitute a Material Adverse Effect.

          d.   Financial Statements.  Each of the financial statements delivered
               --------------------
by Summit to LIVE fairly presents in all material respects the financial position of Summit and its Affiliates as at the respective dates thereof, except that the interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and each (except for periods ending on or before December 31, 1997) was prepared in accordance with GAAP throughout the periods involved (except as may be indicated in the notes thereto or as otherwise provided in Exhibit "D").

          e.   Absence of Certain Changes or Events. Since December 31, 1997,
               ------------------------------------
Summit has conducted its business in the ordinary course and there has not occurred any Material Adverse Effect.

          f.   No Undisclosed Liabilities. Neither Summit nor any of its
               --------------------------
Affiliates has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately reserved or provided for in Summit's balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1997, or (b) incurred since such date in the ordinary course of business consistent with past practice.

          g.   Absence of Litigation.  There are no claims, actions, suits,
               ---------------------
proceedings or investigations pending or, to the knowledge of Summit, threatened against Summit or any of its Affiliates, or any properties or rights of Summit or any of its Affiliates, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, the adverse resolution of which would have a Material Adverse Effect.

          h.   Taxes.
               -----

               i.   For purposes of this Agreement, "Tax" or "Taxes" shall mean
                                                     ---      -----
taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and
                                   -----------
information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

               ii. Other than where the failure to do so has not had, and would not have, a Material Adverse Effect, (i) Summit and its Affiliates have filed all United States federal income Tax Returns and all other Tax Returns required to be filed by them, (ii) Summit and its Affiliates have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which Summit is maintaining adequate reserves, and (iii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which Summit is maintaining reserves to the extent currently required.

          i.   Intellectual Property.  Summit, directly or indirectly, owns, or
               ---------------------
is licensed or otherwise possesses legally enforceable rights to use, all copyrights, trademarks, trade names, service marks, and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of Summit and its Affiliates as currently conducted by Summit or its Affiliates.

          j.   Interested Party Transactions. There are no arrangements between
               -----------------------------
Summit and any Individual or person related to them that would be required to be reported if Summit were publicly traded as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC except as has been disclosed to LIVE in writing.

          k.   Brokers.  No broker, finder or investment banker or other party
               -------
is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Summit or its Affiliates.

          l.   Disclosure.  None of the representations or warranties of the
               ----------
Individuals, Summit and Franco/Kiwi contained herein and none of the other information or documents furnished to LIVE or any of its representatives by the Individuals, Summit and Franco/Kiwi or its representatives pursuant to this Agreement is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future is likely to adversely affect Summit in any material respect which has not been disclosed to LIVE.

     5.   Starting Equity.  Prior to the Closing Date, Sellers may withdraw cash
          ---------------
from Summit to reduce Starting Equity to * and Starting Cash to the Cash Floor, or they shall contribute such funds as may be necessary to increase Starting Equity to * and Summit Cash to the Cash Floor.

     6.   Service Options.  In consideration for services rendered, on the
          ---------------
Closing Date, the Individuals shall receive Service Options in the form attached hereto as Exhibit "C". These options shall be allocated * to Wachsberger, * to Hayward, and * to Garrett. Any shares acquired pursuant to the Service Options shall be treated as "Management Shares" for purposes of Holdings Stockholders Agreement dated as of July 9, 1997.

     7.   Closing.  At the Closing, the following actions shall occur:
          -------

          a. The Individuals and Franco/Kiwi shall deliver to Summit Share Transfer Agreements (in the form of Exhibit "F" attached hereto) transferring 100% of the issued and outstanding stock of Summit N.V. to Summit. Immediately following the Closing, Summit shall be reflected as the new owner of such stock on the register of shareholders for Summit N.V.

          b. LIVE shall deliver to Sellers two cashier's checks (or shall pay by wire transfer, in which case receipt of such payment shall be a condition precedent to the effectiveness of this Agreement) in immediately available federal funds for the purchase of the * Interest in Summit, payable
* to Franco/Kiwi and * to Garrett. If payment is by wire transfer, the bank acount information is as follows:

               FRANCO/KIWI ALLIANCE

                         *



               DCPJ & MS GARRETT (David Garrett)

                         *

          c.   LIVE and Sellers shall execute the Partnership Agreement.

          d.   LIVE and Summit shall execute the Agency Agreement.

          e. Holdings will deliver the executed Service Options to the individuals.

     8.   *

     9.   Conduct Prior to the Call Closing Date.  Prior to the earlier of the
          --------------------------------------
Call Lapse Date or the Call Closing Date, the following provisions shall apply to Summit and Sellers:

          a. No profit participation or equity interest in Summit that would continue after the Call Closing Date shall be granted to any person except (i) existing profit interests to certain employees (or subsequent replacements) of Summit as disclosed to LIVE prior to the Closing Date and (ii) participations and interests in particular films.

          b. Sellers shall not sell, assign, or encumber any of their interests in Summit and Summit shall not sell or assign any of its interest in Summit N.V. or a material portion of its assets without LIVE's consent, except in accordance with the terms of this Agreement.

          c. Summit shall not pay the Individuals or their Affiliates compensation in excess of the Ceiling Compensation.

          d. Franco/Kiwi may elect, on behalf of the Individuals, to waive all or part of any increase in the Base Compensation for one or more years, in which case it may subsequently elect to increase the Base Compensation (in whole or in part, and including retroactively to the first anniversary of the Closing Date) up to the Ceiling Compensation. If Franco/Kiwi has elected to waive all or part of any increase to the Base Compensation, and has not subsequently elected to catch-up with such increase, then any portion of the waived increase shall not be paid and shall not be a charge to earnings for purposes of calculating the Call Purchase Price (i.e., only the Base Compensation plus actual increases shall be a charge to earnings). In addition, each of the Individuals may elect to defer all or part of their compensation, but to the extent this deferred compensation has not been paid in full by the Call Closing Date, the Individuals shall withdraw the unpaid amounts, and all such deferred compensation shall be a charge to earnings for purposes of calculating the Call Purchase Price.

          e. Summit and Sellers shall not agree to any alternative acquisition, disposition, debt, or equity financing proposals that would materially adversely affect LIVE's ability to secure the benefits of the Call except as permitted by the terms of this Agreement.

          f. Wachsberger agrees that he shall not compete with the activities of Summit including, but not limited to, production, acquisition, and distribution of motion pictures, acquisition and distribution of film licenses, and related matters, directly or through its agents, for a period ending on the later of (i) * after the Closing Date or (ii) * after Wachsberger gives LIVE the Termination
Notice. As a party hereto, LIVE shall be third-party beneficiary of such agreement, and such agreement may not be amended without LIVE's consent. If Wachsberger breaches this covenant not to compete, then Summit and LIVE shall be entitled to injunctive relief and damages from Wachsberger as may be proven.

          g. If Wachsberger either terminates his full-time exclusive relationship with Summit (other than minor outside activities, including acting as executive producer on outside films) for any reason (other than due to death or disability) or gives the Termination Notice or if Summit materially breaches the Agency Agreement or if Summit or an Individual materially breaches this Agreement (subject in both cases to a fifteen-day notice and cure period), then the following provisions shall apply:

               I. LIVE shall have a thirty-day right to elect to cancel the Agency Agreement.

               II. LIVE shall have a thirty-day right to put to Summit LIVE's entire interest in Summit in consideration for an immediate cash payment equal to * plus interest thereon from the Closing Date at *, compounded quarterly, less any distributions received through that date by LIVE from Summit, and LIVE shall have the right to offset such amount against any fees owed to Summit under the Agency Agreement.

               III. The Call shall lapse.

          h. Summit agrees that if LIVE so requests and at LIVE's expense, it will cause the results of its operations to be audited by LIVE's firm of independent accounts to facilitate a public offering of LIVE's or Holdings' securities in which such financial statements may have to be included.

          i. In consideration of the Agreements of LIVE and Holdings herein, each Individual acknowledges that his relationship with LIVE during the period prior to the Call Notice or the Call Lapse Date will bring Individual into close contact with many confidential affairs of LIVE and its Affiliates, including information about film acquisitions, costs, distribution strategies and other business affairs and methods and other information not readily available to the pubic. Individual agrees that he will keep secret all material confidential matters of LIVE and its Affiliates which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of LIVE or its Affiliates or Summit, either during or after the term hereof, except with LIVE's written consent.

     10.  Call
          ----

          a.   Exercise.  LIVE shall have a call (the "Call") to purchase the
               --------
entire remaining interest in Summit held by Sellers by delivering the Call Notice to Sellers at the following times prior to the Call Lapse Date:

               i. At any time between the * and * anniversary of the Closing Date.

               ii. Prior to the second anniversary of the Closing Date, at any time on or within four months after either (a) a public offering of equity securities of LIVE or Holdings raising gross equity proceeds of $20 million or more or (b) a sale of 80% or more of all of the stock or assets of LIVE or Holdings.

          b.   Call Closing Date.  The Call Notice shall specify the Call
               -----------------
Closing Date, which shall be scheduled for a date no later than ninety days after the Call Notice Date. After the Call Notice Date, LIVE's obligation to close the acquisition shall be subject to customary conditions, including, but not limited to (a) satisfactory completion of LIVE's due diligence, including financial, tax, and audit review, (b) negotiation of definitive transaction documentation (including customary representations and warranties) acceptable to LIVE and Sellers in their reasonable good faith discretion, (c) receipt of customary closing opinions and certificates, and (d) no material adverse changes to Summit from the Call Notice Date through the Call Closing Date. LIVE and Sellers shall use their best efforts to close the acquisition within ninety days of the Call Notice Date, and the Call shall lapse if the Call Closing Date has not occurred within 120 days of the Call Notice Date unless due to a default by the Individuals or their Affiliates. On or prior to the Call Closing Date, Sellers shall be entitled to withdraw from Summit the amount of any remaining Priority Distribution pursuant to Paragraph 5.2(a) of the Partnership Agreement.

          c.   Payment of Call Purchase Price.  If LIVE timely exercises the
               ------------------------------
Call, the Call Purchase Price shall be paid to Sellers on the Call Closing Date by two cashier's checks or wire transfers payable in immediately available federal funds. The Call Purchase Price shall be payable * to Franco/Kiwi and * to Garrett.

          d.   Disputes as to Call Purchase Price.  In the event of any dispute
               ----------------------------------
between LIVE and Franco/Kiwi concerning the calculation or amount of the Call Purchase Price, then on the Call Closing Date LIVE shall pay the Sellers the greater of (i) 85% of Franco/Kiwi's good faith determination of the Call Purchase Price based upon the financial information previously delivered by Summit to LIVE or (ii) 100% of LIVE' good faith determination of the Call Purchase Price, and the difference between the amount paid and 100% of Franco/Kiwi's good faith determination of the Call Purchase Price shall be placed in an interest-bearing escrow account (with interest to be paid in proportion to the ultimate entitlement to the escrowed funds) with a third-party escrow holder pending final determination of the Call Purchase Price pursuant to arbitration in the manner set forth in Paragraph 15 hereof. Any claims relating to the calculation of the Call Purchase Price must be submitted in writing within six months after the Call Closing Date.

          e.   *

          f.   Executive Covenant.  On the Call Closing Date, each of the
               ------------------
Individuals shall execute the Executive Covenant in the form attached hereto as Exhibit "E."

          g.   Employment Contracts.  If LIVE exercises the Call, Summit and
               --------------------
each of the Individuals, if they are then actively employed by Summit, shall enter into employment contracts with LIVE or Summit, which shall include customary and standard provisions for similar employment contracts of the senior executives of LIVE (except that the confidentiality and non-compete provisions shall conform to the Executive Covenant attached as Exhibit "E"), with a term ending on the earlier of (i) * from the Call Closing Date or (ii) * from the Closing Date, and the Individuals' salaries shall be as follows:

                                                 Post-Call Salaries
           Individual                           As of March 31, 1998
           ----------                           --------------------

       Patrick Wachsberger                                *
       Robert Hayward                                     *
       David Garrett                                      *

     The starting and continuing post-Call salaries shall be increased at the beginning of each twelve-month period commencing on the first anniversary of the Closing Date by the greater of five percent or the increase in the Los Angeles region "All Urban Consumers" Consumer Price Index from the prior year. Upon the Call Closing Date, the Individuals shall become eligible to participate in LIVE's and Holdings' customary option, bonus, and benefit plans available to their senior executives.

          h.   Post-Closing Audit.  After the Call Closing Date, LIVE may cause
               ------------------
there to be made a post-closing audit by an international accounting firm mutually agreed to by LIVE and Franco/Kiwi to determine if, as of the Call Closing Date, Summit Equity was less than the amount that the Call Purchase Price was based on or if Summit Cash was less than the Cash Floor. If so, each of Sellers agree that they shall return to LIVE their proportionate share (based on their Percentage Interests in Summit that were sold) of the shortfall unless Franco/Kiwi disagrees with the findings of the audit, in which case the arbitration procedures set forth in Paragraph 15 shall apply. The cost of any post-closing audit shall be borne equally by Sellers and LIVE.

          i.   Assignment.  The Call shall not be assignable by LIVE to any
               ----------
third party other than LIVE or other Affiliates of LIVE.

          j.   Transfers of Interests.  Sellers may transfer their interests in
               ----------------------
Summit among themselves or their heirs provided that prior to the Call Lapse Date (a) Wachsberger shall at all times own, directly or indirectly, more than
* of Summit and (b) the Call shall continue to apply to the interest transferred and the transferee shall execute an acknowledgment in favor of LIVE to such effect. Prior to the * anniversary of the Closing Date, the Call shall continue to apply with respect to any interest in Summit that is transferred as permitted herein. *.

     11.  Summit Call Option.  If LIVE does not give the Call Notice by the Call
          ------------------
Lapse Date or if Sellers reject a Call applying New GAAP pursuant to Paragraph 22, then within eighteen months after the Call Lapse Date, Summit shall have an option to elect to purchase all of LIVE's entire interest in Summit for the Call Purchase Price. In addition, at all times (except after the Call Closing Date if the Call is exercised) Summit shall have a thirty-day preemptive right of first refusal to purchase all of LIVE's interest in Summit for the Call Purchase Price if LIVE receives an offer that it wishes to accept to purchase any portion of its interest in Summit from a third party, except if such purchase is for all or substantially all of the assets of LIVE if such purchase includes the Agency Agreement and the foreign rights to LIVE's films or if such purchase is by an Affiliate of LIVE.

     12.  Accounting Principles.  For purposes of calculating Summit Equity and
          ---------------------
Summit's earnings under the Call Formula, the Parties agree that the accounting principles set forth on Exhibit "D" shall apply, even if such principles vary from generally accepted accounting principles.

     13.  Press Releases.  All press releases relating to the transactions
          --------------
covered by this Agreement must be mutually approved by LIVE and Summit.

     14.  Expenses.  The Parties shall bear their own expenses in connection
          --------
with entering into this Agreement, with Summit paying the expenses relating to the portion involving Sellers and the Individuals (such payment shall be deducted in calculating Starting Equity).

     15.  Arbitration.  Any and all disputes relating to this Agreement
          -----------
(including all aspects of the Call Formula and the Call Purchase Price or the application or determination of new GAAP) or any of the transactions contemplated hereby, including the Agency Agreement and Partnership Agreement (but excluding actions for injunctive relief) shall be subject to binding arbitration before one arbitrator pursuant to the Commercial Rules of the American Arbitration Association, with such arbitration to be held in Los Angeles, California. The prevailing party (which shall be, in the event of a dispute relating to the Call Purchase Price if funds have been escrowed, the party entitled to the majority of the escrowed funds) in any such arbitration such be entitled to recovery of reasonable attorney fees incurred in connection with such dispute. If such dispute involves the calculation of Summit Equity, Summit Cash, the Call Formula, the Call Purchase Price, or the single-picture net profits payment under Paragraph 10(e), then the arbitrator shall independently make the calculation based on the formulas, definitions, and accounting principles set forth herein, but the arbitrator shall not be constrained by management's or an auditor's initial calculation of such amount even if such initial calculation falls within the range of reasonable discretion. The decision of the arbitrator shall be final.

     16.  Notice and Cure.  All alleged breaches hereof by any party shall be
          ---------------
subject to a thirty-day written notice and cure period before being treated as an actual breach.

     17.  Representations and Warranties.  LIVE and Holdings hereby represent
          ------------------------------
and warrant to the other Parties as follows:

          a. LIVE is 100% owned by Holdings, and there are no outstanding options to acquire any LIVE shares by any person.

          b. The exercise price for Service Options is the same price as for all the top executives of LIVE.

     18.  Integrated Agreement.  This Agreement, together with all other
          --------------------
agreements referenced in or attached hereto or referenced herein, shall constitute the entire agreement among the Parties relating to the subject matter hereof and supersedes any and all prior term sheets, negotiations, or agreements. This Agreement may only be amended by a writing executed by all the Parties. In the event of any conflict between this Agreement and any other agreements referenced in or attached hereto, the provisions of this Agreement shall control.

     19.  Governing Law.  This Agreement shall be governed by the internal laws
          -------------
of California (i.e. without regard to its conflict of law principles).

     20.  Good Faith.  The parties shall interpret and perform the terms of this
          ----------
Agreement in the spirit of good faith and fair dealing.

     21.  Execution in Counterparts.  This Agreement may be executed in
          -------------------------
counterparts and transmitted by facsimile copy, each of which shall constitute an original thereof.

     22.  Super-Special "If, If, If, If" Provisions.  If the current GAAP
          -----------------------------------------
provisions relating to the film industry ("Old GAAP") are modified by revised rules ("New GAAP"), then at the time that New GAAP becomes mandatory to apply in the preparation of financial statements, the provisions of this paragraph shall apply.

          a. At that time, Summit shall begin issuing two sets of financial information pursuant to Paragraph 3.2 of the Partnership Agreement, one applying Old GAAP and one applying New GAAP.

          b. If LIVE exercises of the Call, LIVE shall elect to have the Call Formula applied using either Old GAAP or New GAAP. If LIVE elects to use old GAAP, then the provisions of this Paragraph 22(b) shall not apply. If LIVE elects to use New GAAP, then, contemporaneous with the Call Notice, LIVE shall submit a statement setting forth (a) the exact wording changes that it believes are necessary to Exhibit "D" in order to conform it to New GAAP and (b) confirmation that LIVE is calculating and reporting its own earnings and balance sheet (including a restatement, if required by New GAAP) in accordance with the language of the revised Exhibit "D" submitted by LIVE. If LIVE elects to exercise the Call applying New GAAP, then Franco/Kiwi, on behalf of Sellers, shall elect within 30 days to either accept or reject the Call. If Franco/Kiwi elects to reject the Call, then either (x) LIVE shall have a ten business day right to elect to use Old GAAP or (y) (a) the Call shall lapse, with the date of rejection being the Call Lapse Date and (b) LIVE shall have 30 days to elect to treat the rejection as though it were a Termination Notice for all purposes of this Agreement, the Agency Agreement, and the Service Options.

     IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the__ day of __________, 1998.

                              /s/ Patrick Wachsberger
                              _______________________________
                              PATRICK WACHSBERGER

                              /s/ Robert Hayward
                              _______________________________
                              ROBERT HAYWARD

                              /s/ David Garret
                              _______________________________
                              DAVID GARRETT


                              THE FRANCO/KIWI ALLIANCE, INC.

                                   /s/ Patrick Wachsberger
                              By:  __________________________________
                                   Patrick Wachsberger, President


                              SUMMIT ENTERTAINMENT, LP.

                              By:  The Franco/Kiwi Alliance, Inc.,
                                   General Partner

                                        /s/ Patrick Wachsberger
                                    By: _________________________
                                       Patrick Wachsberger, President


                              LIVE ENTERTAINMENT INC.

                                     /s/ Mark Curcio
                              By:    ____________________________
                                         CEO
                              Title: ____________________________

                              FILM HOLDINGS INCORPORATED

                                       /s/ Mark Curcio
                              By:      __________________________
                              Title:       VP
                                       __________________________

                                   EXHIBIT D

                             Accounting Principles
                             ---------------------


     *
     example, if Summit receives a 10% commission on a picture, of which 5% is deferred until after the production loan is repaid, and the Guarantee Income for that Picture is sufficient for Summit to eventually realize 50% of such deferred fees, then Summit will recognize its agency fee at a 7.5% rate from first Dollar. If Summit is entitled to other deferments, (e.g. an executive producer fee that is payable upon United States box office performance) then such deferment will be recognized as income when the payment obligation to Summit is triggered.

     Income Recognition - Market Fees:
     --------------------------------

     For agency agreements where Summit is entitled to a fixed amount per picture as compensation for costs of attending film markets, such fixed amount will be recognized as income (or as an offset to costs) in the month in which the applicable picture is first presented at a film market.
     Actual costs of attending a film market will be allocated to agency pictures which have no fixed charge in lieu of such costs and to any pictures produced or acquired by Summit: (i) 50% in proportion to the total number of theatrical pictures that are first presented at such film market (including all agency pictures); and (ii) 50% in proportion to the budgets of all such theatrical pictures.

     Amortization:
     ------------

     Amortization of film rights shall be made using the income forecast method based on reasonable estimates of income to be received by Summit during the first five years from the date of the first release of each film.

     Residuals:
     ---------

     Residuals shall be accrued and deducted at the time of recognition of the income triggering the obligation to pay residuals. In the case of Guarantee Income that is not specifically allocated to particular media, residuals shall be calculated based on allocating: (i) 50% of such Guarantee Income to theatrical revenues, 20% to video revenues, and 30% to television for agreements which include all three rights; (ii) 75% of such Guarantee Income to theatrical revenues and 25% to video revenues for agreements which include theatrical and video rights but exclude television rights;
     (iii) 75% of such Guarantee Income to theatrical revenues and 25% to television revenues for agreements which include theatrical and television rights but exclude video rights; and (iv) 40% of such Guarantee Income to video revenues and 60% to television revenues for agreements which include theatrical and television rights but exclude theatrical rights. For purposes of the foregoing, video-on-demand shall be treated as a television right.

     Participations:
     --------------

     Participations shall be calculated based on the estimates of income used for income forecast amortization and reasonable estimates of corresponding expenses and shall be deducted based on the proportion of such estimated income recognized each year.

     Interest:
     --------

     Interest on film loans shall be capitalized as part of film costs until the date the answer print for that film is produced (?Pre Delivery Interest?), at which point any additional interest shall be deducted as an expense. However, if Live changes its accounting practices such that Pre Delivery Interest is a deductible expense on its financial statements (i.e., not capitalized in film cost inventory), then Summit may treat Pre Delivery Interest in the same manner for purposes of this Agreement. Whenever interest is not capitalized and is treated as a deductible expense, it will be added back in the calculation of earnings before interest and taxes for purposes of the Call Formula.

                                   EXHIBIT E

                              Executive Covenant
                              ------------------



     This Executive Covenant is given by ____________ in connection with the acquisition by LIVE Entertainment Inc. ("LIVE") of an interest in Summit Entertainment L.P., a California limited partnership which, together with its subsidiaries and affiliates, conducts a film development, production and distribution business throughout the world. In consideration of the acquisition, the undersigned ("Executive") agrees that for the earlier of (i) five (5) years after the Call Closing Date or (ii) eight years after the Closing Date (the "Restricted Period"), the Executive shall be bound by the terms set forth herein. (Capitalized terms used herein, and not defined herein, shall be defined in the LIVE/Summit Omnibus Agreement.)

     1. Executive acknowledges that the business of Summit and its Affiliates are international in scope, that their products and services are marketed throughout the world, that Summit and its Affiliates compete in nearly all of their business activities with other organizations which are or could be located in nearly all of their business activities with other organizations which are or could be located in nearly any part of the world and that the nature of Executive's services, position and expertise are such that he is capable of competing with Summit and its Affiliates from nearly any location in the world.

     2. During the Restricted Period, Executive shall not, directly or indirectly, (i) engage in any business for its own account which is competitive with the Businesses of Summit or Summit's Affiliates (collectively, "Competitive Business"); (ii) enter the employ of, or render any services to, any person engaged in a Competitive Business; (iii) become interested in a Competitive Business in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or (iv) induce any employee, customer or supplier of Summit or Summit's Affiliates to terminate its relationship with Summit or Summit's Affiliates (as the case may be). Notwithstanding anything to the contrary, (a) Executive may acquire and/or retain, solely as an investment, and take customary actions to maintain and preserve Executive's ownership of securities of any corporation that are publicly traded, as long as Executive is not part of any control group of such corporation and (b) the restrictions in this paragraph shall lapse if Executive's employment with LIVE or Summit is terminated (including constructive termination) without cause.

     3. Executive acknowledges that his services to Summit will, throughout his employment with Summit, bring Executive into close contact with many confidential affairs of Summit and its Affiliates, including information about film acquisitions, costs, distribution strategies and other business affairs and methods and other information not readily available to the public, and plans for future development. In recognition of the foregoing, Executive Covenants and agrees:

          a. That (without limiting LIVE's or Summit's rights under state law) during the Restricted Period Executive will keep secret all material confidential matters of Summit and its

Affiliates which are not otherwise in the public domain and will not intentionally use or disclose them to anyone outside of Summit or its Affiliates except with Summit's written consent and except for such disclosure as is necessary in the performance of Executive's duties during his employment with Summit; and

          b. That Executive will deliver promptly to Summit on termination of his employment with Summit or at any other time Summit may so request, at Summit's expense, all confidential memoranda, notes, records, reports and other documents (and all copies thereof) relating to Summit's and Affiliates' business, which Executive obtained while employed by, or otherwise serving or acting on behalf of, Summit, or which Executive may then possess or have under his control (excluding Executive's rolodex).

     4. Executive acknowledges that Executive's abilities are of a special, unique, unusual, extraordinary and intellectual character which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in an action at law for damages and that a breach by Executive of the terms hereof will cause Summit and LIVE irreparable injury. Executive agrees that Summit and LIVE are entitled to seek injunctive and other equitable relief to prevent a breach or threatened breach of this Agreement, which shall be in addition to any other rights or remedies to which Summit and LIVE may be entitled.

                                    LIVE ENTERTAINMENT INC.


                                    By:     ______________________
                                    Title:  ______________________


                                    SUMMIT ENTERTAINMENT, L.P.


                                    By:     ________________________
                                    Title:  ________________________


                                    EXECUTIVE:


                                    ______________________________

                            SALES AGENCY AGREEMENT

                                    between

                          SUMMIT ENTERTAINMENT N.V.,
                           SUMMIT ENTERTAINMENT L.P.

                                      and

                            LIVE ENTERTAINMENT INC.

                                     as of

                                March 31, 1998


                            LIBRARY AND NEW TITLES

                            SALES AGENCY AGREEMENT
                               Table of Contents

1.        PARTIES.............................................................   1

2.        PURPOSE.............................................................   1

3.        RELATED DOCUMENTS AND CONTROL.......................................   1
          a.   Schedules......................................................   1
          b.   Master Agreement...............................................   1
          c.   Inter-Party Agreements.........................................   1
          d.   Resolution of Conflicting Terms................................   1

4.        EFFECTIVE DATE AND TERM.............................................   1

5.        DEFINITIONS.........................................................   2

6.        ENGAGEMENT OF SUMMIT................................................   6

7.        DELIVERY............................................................   7
          a.   Prior Licenses.................................................   7
          b.   Name/Likeness/Editing..........................................   7
          c.   Picture Materials..............................................   7
               (i)     Library Materials......................................   7
               (ii)    New Pictures...........................................   7
          d.   Lab Rates......................................................   7

8.        AGENCY SERVICES.....................................................   7
          a.   General Obligation.............................................   8
          b.   Maximization of Gross Receipts.................................   8
          c.   Representation of Other Film Makers............................   8
          d.   Display of LIVE Logo...........................................   8
               (i)     Press Releases.........................................   8
               (ii)    Film Markets...........................................   8
               (iii)   Trade Ads..............................................   8
               (iv)    Offices................................................   9
               (v)     Prospective Cure.......................................   9
          e.   No Authority to Bind...........................................   9
          f.   Approval of License Terms......................................   9
          g.   Exploitation Restrictions......................................   9
               (i)     Holdbacks..............................................   9
               (ii)    Name/Likeness/Editing..................................  10
               (iii)   Access to Materials....................................  10
          h.   Collections....................................................  10
          i.   Accounting Statements..........................................  10

          j.   Registration of Royalties......................................  10
          k.   Residuals and Deferments.......................................  11

9.        AGENCY FEE AND EXPENSES.............................................  11
          a.   Payment of Fees................................................  11
          b.   Payment Of Minimum Fees........................................  11
          c.   Disputed Fees and/or Expenses..................................  11

10.       FIRST NEGOTIATION/FIRST REFUSAL OF NEW LIBRARIES....................  12

11.       SUSPENSION OF SERVICES..............................................  12

12.       TERMINATION.........................................................  12
          a.   Upon Notice by LIVE............................................  12
          b.   Upon Departure of Key Man......................................  12

13.       GENERAL PROVISIONS..................................................  13
          a.   Amendment/Waiver...............................................  13
          b.   Approval.......................................................  13
          c.   Arbitration....................................................  13
          d.   Audit..........................................................  13
          e.   Confidentiality................................................  13
          f.   Counterpart Signatures.........................................  14
          g.   Default........................................................  14
          h.   Errors and Omissions...........................................  14
          i.   Financing Documents............................................  14
          j.   Indemnities....................................................  15
               (i)     By LIVE................................................  15
               (ii)    By Summit..............................................  15
          k.   Integration....................................................  15
          l.   Interpretation.................................................  15
          m.   No Partnership.................................................  15
          n.   Notices........................................................  15
          o.   Reliance.......................................................  16
          p.   Reps/Warranties/Indemnities....................................  16
               (i)      By LIVE...............................................  16
               (ii)     By Summit.............................................  16
          q.   Schedules......................................................  16
          r.   Severability...................................................  17

Schedule A:  Minimum Accepting Prices for Minor Territories
Schedule B:  Delivery Schedule
Schedule C:  Rights Definitions

                            SALES AGENCY AGREEMENT
                            ----------------------


    1a   PARTIES:  The parties to this agreement, which are subsequently referred to collectively as "Parties", are:

     . Summit Entertainment N.V., a corporation organized and existing under the laws of the Netherlands Antilles, which is subsequently referred to as "SENV";

     . Summit Entertainment L.P., a limited partnership organized and existing under the laws of the State of California, which is subsequently referred to as "SELP"; and

     . Live Entertainment Inc., a corporation organized and operating under the laws of Delaware, which is subsequently referred to as "LIVE".

    2a   PURPOSE:  As a description only, and without limiting or expanding upon the terms of this instrument and the schedules attached hereto (if any), which is subsequently referred to as "Agency Agreement" or "Agreement", the purpose of this instrument is to set forth the terms and conditions of an agreement between SENV and SELP, collectively referred to as "Summit", on the one hand, and LIVE, on the other, in which LIVE engages Summit, subject to the terms and conditions of this agreement as its exclusive agent to represent LIVE in connection with the transfer to third parties of certain rights to LIVE's film library and certain other motion pictures defined below.

    3a   RELATED DOCUMENTS AND CONTROL:   This Agreement is one of several
documents that comprise the agreement between the Parties.

         ai   Schedules.  As set forth in paragraph 13.q, this Agreement incorporates certain schedules and exhibits (subsequently referred to as "Schedules").

         bi   Master Agreement.  The Parties to this Agreement are also among the parties to that certain Omnibus Agreement dated as of _________, 1998 (subsequently referred to as "Master Agreement").

         ci Inter-Party Agreements. The Parties to this Agreement and certain other third parties may, from time-to-time, enter various inter-party agreements which concern certain motion pictures developed and produced subsequent to the date of this Agreement (subsequently referred to as "Inter-Party Agreement(s)").

         di   Resolution of Conflicting Terms.  This Agreement will control in the event of any conflict in terms between this Agreement and the schedules attached hereto. The Master Agreement and any relevant Inter-Party Agreement will control in the event of any conflict in terms between such agreements and this Agreement.

    4a   EFFECTIVE DATE AND TERM:  The effective date of this Agreement is March
31, 1998, which is subsequently referred to as the "Effective Date". The term of this Agreement commences as of Effective Date and expires upon the expiration of the audit rights set forth in paragraph 13.d below. Such period of time subsequently is referred to as "Term". Within the period of the Term are the Agency Term (defined in paragraph 5.zz) and the Distribution Term (defined in paragraph 5.k). The Agency Term is the period of time during which Summit is authorized to, and shall act as the exclusive agent of LIVE on the terms and subject to the conditions of this Agreement. The Distribution Term is the period during which Summit will service each License Agreement and be paid its Agency Fee on Gross Receipts arising therefrom.

    5a   DEFINITIONS:  As used in this Agreement defined terms have the meanings set forth below, in the paragraphs referenced below, or on Schedule C.

         ai   "Accounting Statements" is defined in paragraph 8.i.

         bi   "Advances" means the minimum guarantees (which may be designated
"Advances" in the Summit Agreements) payable pursuant to the License Agreements in consideration for the rights to Exploit any Licensed Rights which are paid in cash, credit or kind (in all currency) and which are properly credited to the Collection Account(s) or properly received by or properly credited to LIVE or paid with the consent or at the direction of LIVE to any third party during the Distribution Term of the respective License Agreement.

         ci   "Agency Fee" means *.

         di   "Agency Period" means each twelve-month period beginning April 1 and ending March 31. The first Agency Period begins April 1, 1998 and the last Agency Period ends coincident with the Agency Term, March 31, 2003.

         ei   "Agency Term" means the period of time from the Effective Date and continuing for five (5) years thereafter.

         fi   "Approval" means prior Notice of approval of, or assent to, a particular matter or element, or permission to engage in a particular action or course of action, which approval, assent, or permission LIVE may withhold in its sole discretion, and which approval must be sought and given (if at all) in accord with paragraph 13.b.

         gi   "Collection Account(s)" means that account (or those accounts, including escrow accounts) designated by LIVE to which all Gross Receipts are payable.

         hi   "Collection Fee" means *.

         i.   "Dispute Notice" is defined in paragraph 9.c.

         j. "Distribution Expenses" means one (1) Market Charge and all of Summit's customary out-of-pocket distribution expenses net of discounts and rebates including without limitation, the reasonable and proper costs of materials delivered to Licensees (e.g., costs of manufacture, storage, vaulting, freight, delivery and courier costs), advertising, publicity (including publicity events such as press conferences and the costs associated with the attendance of key talent or director), publicist fees associated with a special promotion (excluding Summit employees), outside legal expenses (to enforce any subdistribution or third-party agreements), messenger and courier costs, reasonable travel and entertaining costs (to the extent that such costs directly relate to the Pictures) and miscellaneous expenses. For avoidance of doubt, Distribution Expenses specifically include outside audit fees charged to Summit (as opposed to LIVE) for audits of distributors (net of any recovery of audit costs) which LIVE specifically requests Summit to conduct and specifically exclude: (i) the cost of attendance by Summit at film markets but include the costs of advertising, screenings, and the creation of promotional materials that may be used at such markets; and (ii) amounts which are paid directly or otherwise credited to Summit from third-parties for materials, audit expenses, shipping, and the like.

         k. "Distribution Term" means: (i) for LIVE agreements, from the Effective Date to the date which is the earlier of the expiration of the respective license agreement or the expiration of the Agency Term; and (ii) for Summit Agreements from the effective date of such Summit Agreement until expiration of such Summit Agreement.

         l.   "Dollars" means United States dollars.

         m.   "Effective Date" is defined in paragraph 4.

         n. "Existing Library" means those Motion Pictures presently owned by LIVE or represented by LIVE as Agent which have heretofore been released, exhibited, or otherwise commercially Exploited by LIVE.

         o. "Excluded Territory" means the territory presently within the boundaries of the United States, Canada, and Bermuda and their respective territories (including, without limitation, Puerto Rico), possessions, and, for the exploitation of non-theatrical rights only, armed forces installations, embassies, oil rigs, and other similar venues wherever located throughout the world, and all ships, oil rigs and aircraft wherever located throughout the world that fly the flag of such countries.

         p. "Exploit" or "Exploitation" means the manufacture, exhibition, broadcast, transmission, dissemination, reproduction, distribution, sale, performance, publication, display, license, use, or exploitation by the means, and in the manners and media authorized by this Agreement.

         q.   "Format Restrictions" is defined in paragraph 7.b.

         r. "Gross Receipts" means an amount equal to the sum of (i) the Advances; (ii) the Overages; and (iii) subject to case-by-case, good-faith negotiation between Summit and

LIVE taking into account the extent of involvement of Summit in generating the following source of revenue, amounts received by LIVE from co-producers for production subsidies that arise from, or are attributable to, the License Agreements, but only in the event that Summit renders services which are reasonably requested by LIVE in connection therewith. Gross Receipts exclude:
(i) all sums not received or properly credited to the Picture to which the Gross Receipts are attributable; (ii0 all sums paid by any third party for delivery materials, (iii) all bank charges and withholding taxes; (iv) the amount, if any, of the recovery from sublicensees or other parties as a result of an audit or collection action (e.g., arbitration) (which is conducted by LIVE or, at LIVE's request, Summit), unless and to the extent such amounts exceed the costs of such audit or collection action, (v) all funds paid from the Collection Account(s) (or escrow account, if any), (vi) amounts received from financiers and/or investors as a loan to or an investment in LIVE and/or any Picture; and
(vii) revenues received or credited to Summit from third parties for costs (e.g., for materials) charged to and paid for by (or on behalf of) such third parties.

         s.   "Inter-Party Agreement" is defined in paragraph 3.c.

         t. "Language" means (i) the original language version of the Pictures; and (ii) the original language version of the Pictures dubbed or subtitled (or otherwise alternatively communicated (e.g., simulcast)) in all languages, spoken or unspoken, now know or hereafter discovered or devised.

         u. "Library" means the Existing Library and, subject to paragraph 10, any New Library.

         v.   "Library Fee" means *.

         w. "License" means lease, license, sale, grant, transfer, and all other means and manners of transfer of intellectual property consistent with the United States Copyright Act of 1976 as amended.

         x. "Licensee" means the person or legal entity to whom any Licensed Rights are Licensed pursuant to a License Agreement.

         y. "License Agreements" means all Summit Agreements and all LIVE Agreements.

         z. "Licensed Rights" means, to the extent that LIVE or its controlled affiliates owns or controls rights to a Picture in the Territory, the (i) exclusive Theatrical, Non-Theatrical, Public Video, Commercial Video, Home Video, Pay TV, Free TV, Video-on-Demand and Pay-Per-View Rights as the same may be exploited by any and all delivery systems and formats now known or hereafter devised; (ii) exclusive Souvenir Program Rights for the territory of Japan, if applicable; (iii) to the extent that LIVE agrees in any of the License Agreements, Incidental rights directly related to the exploitation of the foregoing (e.g. advertising, promotion, dubbing and subtitling); and (iv) to the extent that LIVE agrees in any of the License Agreements, the non-exclusive right to exploit excerpts (clips) of not more than three (3) minutes of the Pictures for educational, informational, and promotional purposes, including, without limitation, the right to make such advertising materials available over the internet and other interactive mediums but limited to exploitation in a linear, continuous, and sequential manner. The Home Video Rights include Exploitation of the Pictures by video disc, CD-ROM, DVD, DIVX, and all other formats and delivery media now known or hereafter devised for purposes of viewing a motion picture in a linear manner consistent with home video exploitation but not for exploitation of ancillary rights such as video games or interactive media. The Licensed Rights exclude the Reserved Rights.

         aa. "LIVE Agreement" means an agreement confirmed in writing (i.e., exchange of correspondence, deal memo, or long-form agreement) which includes all of the material terms set forth in the AFMA form international distribution deal memo and in which any or all of the Licensed Rights to the Pictures are Licensed for Exploitation within the Territory and which was concluded by LIVE and the relevant distributor prior to the Effective Date of this Agreement.

         bb. "Major Territories" means those territories so indicated on Schedule A hereto.

         cc.  "Market Charge" means *.

         dd. "Media" means the manners, means, and media of Exploitation that comprise the relevant Rights.

         ee.  "Minimum Fees" means *.

         ff. "Minor Territories" means those territories so indicated on Schedule A hereto.

         gg. "Motion Picture" means any feature-length theatrical motion pictures, feature-length made-for-television motion pictures, and/or feature-length made-for-video motion pictures but specifically excludes any television series, documentary, or specialty programming (e.g, specialty formats such as IMAX, but not digital Theatrical projection, to the extent the same or similar projection methods and/or technologies may be considered a distinct format).

         hh. "Motion Picture Copy" means the embodiment of a Motion Picture in any physical form, including film, tape, cassette or disc. Where a specific medium is limited to exploitation by a specific physical form, for example, the exploitation of Videograms, then Motion Picture Copy with respect to such medium is limited to such physical form.

         ii.  "New Deal Fee" means *.

         jj.  "New Library" is defined in paragraph 10.

         kk.  "New Library Fee" is *.

         ll. "New Pictures" means Motion Pictures other than the Library to which LIVE or its controlled affiliates owns or controls any of the Licensed Rights for any of the Territory. For avoidance of doubt, New Pictures includes The Ninth Gate (excluding Spain) as well as any Motion Pictures where LIVE is agent for third parties.

         mm.  "New Picture Fee" means *.

         nn. "Notice" means a communication in writing sent in accord with paragraph 13.n.

         oo.  "Output Advance Fees" means *.

         pp.  "Output Overage Fees" means *.

         qq. "Overages" means all other sums payable pursuant to a License Agreement in addition to (or in lieu of) any Advance in consideration for the right to Exploit any of the Licensed Rights (including "Overages" as defined and designated in the Summit Agreements and any television or box office escalators regardless of whether characterized in any License Agreement as an additional Advance) which are paid in cash, credit or kind (in all currency) and which are properly credited to the Collection Account(s) or received by or properly credited to LIVE or paid with the consent or at the direction of LIVE to any third party during the Distribution Term of the respective License Agreement.

         rr.  "Pictures" means the Library and the New Pictures.

         ss.  "Parties" is defined in paragraph 1 of this Agreement.

         tt. "Recoupable Distribution Expenses" means, unless otherwise Approved by LIVE, (i) all Distribution Expenses arising out of orders by Summit from laboratories relating to the Picture in service of the License Agreements, and (ii) all Distribution Expenses not included in clause (i) of this paragraph *.

         uu. "Reserved Rights" means all rights other than the Licensed Rights, including, without limitation: (i) the underlying intangible property relating to the Licensed Rights and the Picture, including all trademarks and copyrights; and (ii) the right to Exploit the Picture: (a) in the Media, Language, and Territory upon expiration of the Distribution Term; and (b) in all media, languages, and territories not included within the Licensed Rights, including, without limitation, Airline and Ship (unless LIVE agrees to license such Rights in a particular License Agreement) Merchandising, Soundtrack Recording, Novelization, Print Publishing, Music Publishing, Video Game, theme park, and Remake and Sequel Rights.

         vv. "Rights" means the right to Exploit the Picture and all rights Incidental to such Exploitation. When preceded by a defined term denoting a particular means, manner, or medium of exploitation, (i.e., Free TV Rights), Rights is limited in meaning the right to exploit the Picture in the means, manner, and medium comprising the defined term.

         ww.  "Summit" means SENV and SELP.

         xx. "Summit Agreement" means a written agreement negotiated by Summit and confirmed in writing (i.e., exchange of correspondence, deal memo, or long-form agreement) which includes all of the material terms set forth in the AFMA form international distribution deal memo during the Agency Term, which is executed by LIVE (or its assignee/designee such as a licensing intermediary) after the Effective Date and during the Agency Term or the period four (4) months thereafter, and in which any or all of the Licensed Rights to the Pictures are Licensed for Exploitation in the Language within the Territory. For avoidance of doubt, the term Summit Agreement excludes the LIVE Agreements.

         yy. "Secondary Territories" means those territories so indicated on Schedule A hereto.

         zz.  "SELP" is defined in paragraph 1.

         aaa. "SENV" is defined in paragraph 1.

         bbb. "Territory" means the Universe less the Excluded Territory.

         ccc. "The Ninth Gate" means the theatrical motion picture presently entitled "The Ninth Gate".

         ddd. "Videogram" means any type of videocassette or video disc which permits viewing a Motion Picture in a linear, continuous, and sequential manner only.

    6. ENGAGEMENT OF SUMMIT AS EXCLUSIVE AGENT: In consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, LIVE engages Summit, and Summit hereby accepts the engagement as the sole and exclusive agent of LIVE for the purpose of negotiating the License Agreements during the Agency Term and administering, servicing, and monitoring during the Distribution Term License Agreements entered into during the Agency Term. Summit hereby acknowledges and agrees that (i) Summit owns no right, title, or interest in the copyright to any Picture or in the distribution rights to any Picture and (ii) LIVE reserves the right to negotiate and conclude on its own behalf any deals for the License of the Licensed Rights to the Pictures in the Territory and Language during the Agency Term in its sole discretion, provided that LIVE shall not conclude any deals without prior consultation with Patrick Wachsberger to avoid confusion in the marketplace and/or inadvertent representations as to the status of the Licensed Rights and provided further that LIVE shall pay Summit the Agency Fee attributable to such deals as if they were Summit Agreements. Any inadvertent and non-recurring failure by LIVE to consult with Patrick Wachsberger pursuant to the foregoing sentence is not a material breach of this Agreement and Summit's sole remedy for such failure shall be LIVE's prospective cure.

    7.   DELIVERY:

         a. Prior Licenses: Promptly upon execution of this Agreement, LIVE shall provide Summit with details of (i) all prior sales still in effect and LIVE Agreements, including rights and territories licensed and expiration dates of all agreements therefor; and (ii) any limitations of the Licensed Rights to the Pictures.

         b. Name/Likeness/Editing: LIVE shall notify Summit of all credit obligations, restrictions on use of name/likeness, and editing restrictions to which the Pictures are subject, or will be subject, during the Distribution Term ("Format Restrictions").

         c.   Picture Materials:

              (i) Library Materials: As soon as practicable after execution of this Agreement by all Parties, LIVE shall deliver to, and provide access to Summit all customary film and television materials necessary to service the License Agreements. If any items do not conform to requirements set forth in the License Agreements, or if LIVE fails to deliver any such materials or documents, LIVE shall indemnify and hold Summit harmless (consistent with the indemnity provisions set forth in paragraph 13.j) against all claims and damages arising therefrom, except for any claims and damages arising out of Summit's loss of any Agency Fees. Notwithstanding anything to the contrary in paragraph 5.tt, costs incurred by Summit in correcting deficient delivery items or in creating delivery items not delivered by LIVE are Recoupable Distribution Expenses hereunder.

              (ii) New Pictures: For each New Picture, as soon as practicable, LIVE shall deliver to Summit (at LIVE's sole cost and expense) all documents and materials set forth on Schedule B. If any items which LIVE is required to deliver hereunder do not conform to requirements set forth on Schedule B, or if LIVE fails to deliver any such materials or documents, LIVE shall indemnify and hold Summit harmless (consistent with the indemnity provisions set forth in paragraph 13.j) against all claims and damages arising therefrom except for any claims and damages arising out of Summit's loss of any Agency Fees. Notwithstanding anything to the contrary in paragraph 5.tt, costs incurred by Summit in correcting deficient delivery items or in creating delivery items not delivered by LIVE are Recoupable Distribution Expenses hereunder. All publicity items set forth on Schedule B which are delivered by LIVE to Summit are for the purpose of servicing the relevant License Agreements. Summit shall not create any additional publicity materials without LIVE's Approval.

         d. Lab Rates: Summit acknowledges and agrees that LIVE controls the rates with all laboratories used to service the New Pictures and the Library; however, if Summit is able to secure prices for materials at the same or other laboratories of equal or better commercial reputation which are more than * lower than those which LIVE is able to obtain, LIVE shall consult with Summit in good faith to service such Pictures from such laboratory, provided that any rebates from such laboratory are paid to LIVE. For avoidance of doubt, in the event that Summit and LIVE disagree as to which laboratory will service such Picture, LIVE's decision, in its sole discretion, controls.

    8.   AGENCY SERVICES:

         a. General Obligation: Summit shall render all services which are customarily rendered by sales agents of similar quality and distinction in connection with the licensing of international distribution rights for Motion Pictures, including, without limitation, (i) identifying and negotiating with prospective Licensees; (ii) provided LIVE complies with its delivery requirements set forth in paragraph 7, assuming responsibility for and coordinating the delivery to the Licensees of all required delivery materials under the License Agreements; (iii) as set forth in paragraph 8.h, monitoring and assisting in the collection of payments owing to LIVE under the License Agreements; (iv) as set forth in paragraph 8.i, coordinating with, and providing current reports and information to, LIVE's internal personnel to assist such personnel in maintaining accurate information regarding the status of the Licensed Rights for each Picture; (v) monitoring the compliance of Licensees with LIVE's approval rights as may be set forth in and customarily enforced under the License Agreements, including, without limitation, obtaining on LIVE's behalf, any items, materials, or information from Licensees over which LIVE has approval rights and thereafter providing the same (or causing the same to be provided) to LIVE; and (vi) investigating reports of non-compliance by Licensees of their obligations under the License Agreements.

         b. Maximization of Gross Receipts: As agent of LIVE, during the Agency Term, Summit shall act in good faith in its reasonable business judgment to negotiate agreements for the License of any of the Licensed Rights to the Picture with a view to maximizing the share of Gross Receipts available to LIVE and that are commensurate with the terms for the license of such Rights then being concluded by Summit for motion pictures of similar budgets and commercial quality.

         c. Representation of Other Film Makers: LIVE acknowledges that it has been advised by Summit that Summit will act as the sales agent for third parties and/or for Summit's own films. Summit shall not discriminate against the Pictures in favor of Summit's own film or any third party's films, and shall not use or attempt to use the Pictures in order to obtain better terms and conditions for Summit's own films or any third party's films.

         d.   *

         e. No Authority to Bind: Notwithstanding anything herein to the contrary, Summit is not authorized to, and shall not execute any short or long-form License Agreement on behalf of LIVE or to otherwise bind LIVE to any License Agreement. No License Agreement is binding upon LIVE unless and until the same has been executed by LIVE.

         f. Approval of License Terms: LIVE retains the right to approve (in accord with paragraphs 5.f and 13.b) the terms of all short and long-form License Agreements negotiated by Summit. To facilitate Summit's performance of its duties hereunder at film markets, LIVE shall (i) designate by Notice an executive with the authority to Approve License Agreements (with Amir Malin and Ken Schapiro hereby so designated until further Notice and each, acting alone, with the power to so Approve) and (ii) advise Summit by Notice prior to the beginning of such film markets of the acceptable parameters for the License of Licensed Rights to the New Pictures, including, without limitation, with respect to each Major and Secondary Territory, a minimum guaranty, a proposed distribution term, and a range of acceptable backend terms (as between LIVE and the prospective Licensee). Notwithstanding the foregoing sentence, LIVE retains the right to approve the terms of all short-form and long-form License Agreements negotiated by Summit at the film markets and to execute such agreements. For avoidance of doubt, LIVE's execution of any short or long-form License Agreement is conclusively deemed Approval by LIVE of the form and substance of such License Agreement.

         g. Exploitation Restrictions: In negotiating and concluding License Agreements, Summit shall impose the following contractual restrictions on Licensees.

              (i) Holdbacks: For each License Agreement, Summit shall incorporate any "holdbacks" of which it has been advised by Notice by LIVE. LIVE hereby notifies Summit of the following, standing "holdbacks".

                    (1a US Theatrical Release: For each New Picture which LIVE intends to Theatrically release in the United States, Summit shall not contractually authorize any Licensee to Theatrically release such Picture in the Territory prior to its first United States release.

                    (2a HBO Release: For each Picture which LIVE advises Summit is to have its worldwide premiere on the United States Pay TV service known as "HBO", Summit shall not contractually authorize any Licensee to exhibit such Picture in the Territory until the expiration of the forty-five (45) day period immediately following the date of the initial exhibition of such Picture on "HBO".

                    (3a Border Protection: For each Picture which Summit intends to license for Free TV in Mexico, Summit shall incorporate into the applicable License Agreement such "border protection" provisions of which LIVE may have theretofore advised Summit.

              (ii) Name/Likeness/Editing: Provided that LIVE has notified Summit of all Format Restrictions to which a Picture is subject, or will be subject, during the Distribution Term, Summit shall notify each Licensee of the same and shall contractually require that such Licensees comply with such restrictions. Summit acknowledges and agrees that it shall contractually prohibit editing of the Pictures except for dubbing, subtitling, television broadcast and airline conformity (if applicable), censorship or other governmental requirements (in each case, however, subject to any applicable Format Restrictions).

              (iii) Access to Materials: Unless otherwise Approved by Live, Summit shall ensure that License Agreements permitting the exploitation of the Picture in the German, French, Italian, and Castillian Spanish languages provide for access to the dubs of the all versions of the Picture in such languages for LIVE's exploitation thereof. LIVE acknowledges and agrees that certain territories (e.g., Germany) typically require as a condition of entering into a license agreement that the licensor agree to prohibit the Exploitation of the Motion Picture in the language of such territory outside such territory and LIVE shall not unreasonably withhold its Approval of any License Agreement if the Licensee imposes such restriction as a condition of such License Agreement and refuses to grant such access during the license term of such License Agreement as a further condition thereof.

         h. Collections: During the Distribution Term, Summit shall act reasonably and diligently to collect all sums due under the License Agreements. Summit shall, consistent with its custom and practice, obtain copies of, and review the information contained in, the accounting statements (and other performance based reports, such as theatrical box office and rentals figures, video shipment and revenue figures, and television sales information) required to be provided by the applicable Licensee under each License Agreement, and shall provide a copy of such statement/report to LIVE. Summit may also make recommendations to LIVE of the need to conduct audits and notify LIVE whether termination and relicense and/or litigation or arbitration is advisable under any given circumstances and shall cooperate with LIVE in connection therewith. (For avoidance of doubt, LIVE retains the right to audit the books and records of all Licensees directly and to pursue any legal action against any Licensee in connection with any failure to make payments under the License Agreements or otherwise.) LIVE shall advise Summit on a daily basis of all Gross Receipts received the previous business day. Summit shall contractually require that all Gross Receipts are paid into the Collection Account(s) (except as may be required by licensing intermediaries) and shall promptly pay into the Collection Account(s) any Gross Receipts which it receives directly from Licensees. With the sole exception of amounts payable by third parties to Summit for materials or other costs charged to Licensees or other third parties with LIVE's approval, any sums to be paid to Summit hereunder will be invoiced to and paid by LIVE, and Summit shall not offset any sums or cause any Licensee to account or to pay such sums directly to Summit for any reason. Summit shall not claim any tax credits in connection with the Pictures, all of which tax credits are the sole property of LIVE.

         i. Accounting Statements: Not more frequently than monthly and not less frequently than quarterly, Summit shall provide LIVE detailed statements in a form mutually agreeable to LIVE, including a summary of all distribution agreements including minimum guarantees, the amount of the minimum guarantees paid to the date of the statement and the amounts of the minimum guarantees outstanding, Gross Receipts during the period, all Distribution Expenses incurred during the reporting period, and all Agency Fees accrued, and claimed during the period of the statement, together with invoices, itemized accountings, and other customary detailed documentation as LIVE may reasonably require ("Accounting Statements").

         j. Registration of Royalties: For the avoidance of doubt, LIVE is solely entitled to register the Picture with the appropriate collection agencies for cable retransmission royalties, mechanical royalties, blank tape levies and other similar royalties available in the Territory with it being expressly understood that (i) such revenues, royalties, and levies are excluded from "Gross Receipts" under this Agreement, and (ii) Summit does not have (and will not have) any interest in such revenues, levies, and royalties. For avoidance of doubt, Summit has no obligation hereunder to service the collection of such revenues, levies, and/or royalties.

         k. Residuals and Deferments: For avoidance of doubt, LIVE is solely responsible for any deferments, profit participations, or residuals payable to any individual or entity for services in connection with the Picture.

    9. AGENCY FEE AND EXPENSES: In compensation for its services hereunder, LIVE shall pay Summit the Agency Fee. The Agency Fee is the minimum payable to Summit for its services in connection with the Picture and the Licensed Rights thereto. Except as provided at law or by court order, LIVE shall neither deduct, retain nor withhold from the Agency Fee any sums for withholding taxes or other charges, fees, costs, or expenses.

         a. Payment of Fees and Expenses: Subject to paragraph 9.b, LIVE shall pay Summit the aggregate of the Library Fee and New Picture Fee and all Recoupable Distribution Expenses within thirty (30) days of receipt of each Accounting Statement. *

         b.   *

         c. Disputed Fees and/or Expenses: In the event that LIVE (in its sole discretion) disputes the amount of any Agency Fee and/or Recoupable Distribution Expenses which are claimed by Summit on any Accounting Statement, within thirty (30) days (subject to notice and cure as set forth in paragraph 13.g) of its receipt of Summit's Accounting Statement on which such disputed fees and expenses are claimed, LIVE shall by Notice to Summit set forth: (i) that it disputes such claim, (ii) the amount of such claim disputed, and (iii) a detailed explanation of the reason(s) LIVE disputes such claim ("Dispute Notice"). Failure by LIVE to provide such Notice is deemed Approval of such Accounting Statement and the claimed Agency Fee and Recoupable Distribution Expenses; provided that such failure does not prejudice LIVE's rights to audit Summit as set forth in paragraph 13.d and to dispute any sums previously paid as a result thereof. Upon receipt of any Dispute Notice, Summit may initiate arbitration proceedings against LIVE (and any other proper party). If Summit elects to proceed to arbitration, such arbitration must be conducted in accord with paragraph 13.c of this Agreement, and both LIVE and Summit hereby waive any "waiting" or "cooling off" period and agree that if they cannot agree on a single arbitrator within ten (10) business days of the date Summit files and serves it initial pleading in such arbitration, AFMA may appoint an arbitrator and both Parties hereby waive any objection to such appointment.

    10. FIRST NEGOTIATION/FIRST REFUSAL OF NEW LIBRARIES: If during the Agency Term LIVE acquires any third-party library product, LIVE shall negotiate in good faith with Summit for thirty (30) days prior to negotiating with any other party for agency services in the representation of such library product. During such period, Summit shall conduct due diligence of such library product, and LIVE shall use its commercially reasonable best efforts to provide Summit with all documents reasonably necessary for Summit to determine whether to represent such library product. *.

    11. SUSPENSION OF SERVICES: If, during the Agency Term, after using commercially reasonable best efforts, LIVE is unable to secure financing for a New Picture from at least two (2) independent financial institutions which do not have any interest in any other sales agent on the sole grounds that Summit is the sales agent for LIVE or that Summit refuses to accede to commercially reasonable terms in any inter-party agreement (see paragraph 13.i), LIVE shall present Summit with letters signed by representatives of both such financial institutions attesting to such facts. Thereafter, Summit has three (3) business days in which to give Notice to LIVE that it will attempt to arrange production financing, and unless Summit is able to present to LIVE within ten (10) business days thereafter a customary term sheet signed by a duly authorized representative of a financial institution on terms comparable to those LIVE would have been able to obtain from either of the two (2) financial institutions which rejected Summit (which term sheet may include Summit providing any portion of the financing or gap financing on customary terms), LIVE may proceed to finance the New Picture with either or both such financial institutions and both Summit and LIVE will be relieved of their respective rights and obligations to each other for such New Picture. *.

    12.  TERMINATION:

         a.   *

         b.   *

    13.  GENERAL PROVISIONS:

         a. Amendment/Waiver: This Agreement may not be modified orally and no waiver, amendment or modification shall be binding or effective unless in writing and signed by both Parties.

         b.   Approvals:   The "Party" (meaning either Summit or LIVE as the
circumstances and provisions hereof may dictate) seeking approval must provide the Party from which Approval is sought a Notice containing a clear statement of the request of Approval reasonably in advance of the event or the initiation of the action or course of action for which approval is sought to permit a meaningful response, but (except as provided below) not less than five (5) days. The Party from which approval is sought, if it approves the request, must do so by Notice to the Party seeking approval. Unless otherwise provided for in this Agreement, any request for Approval which is not granted by Notice within seven
(7) business days from receipt of the Notice requesting Approval is deemed disapproved. The Parties acknowledge and understand that time is of the essence for any Notice by Summit requesting Approval of a proposed License, especially at major film markets. Accordingly, LIVE shall use best efforts to respond within seventy-two (72) hours of receipt of requests for Approval of License Agreements and as promptly as the circumstances require for Approval of short-form License Agreements at film markets (but not more than twenty-four
(24) hours).

         c. Arbitration: This agreement is subject to binding AFMA arbitration in English in Santa Monica, California, and is to be construed, interpreted, and enforced in accord with the laws of the State of California, excluding California's choice of law provisions. Accordingly, LIVE and Summit, each as to and for the benefit of the other hereby irrevocably submit to the jurisdiction of courts of the State of California and the United States for the purpose of any action, suit or proceeding arising out of or related to the subject matter of, or transactions contemplated by, this Agreement. The prevailing party in any action related to or arising out of this agreement is entitled to recover all attorney's fees and costs (including expert costs) in bringing or defending such action. For avoidance of doubt, in the event the Parties arbitrate any dispute involving the nonpayment of funds by LIVE to Summit, and if Summit is the prevailing party in such arbitration, the arbitrator shall award interest on any sums awarded to Summit at the statutory rate from the date such sums became due to Summit under this Agreement.

         d. Audit: Upon thirty (30) days advance Notice, LIVE may audit Summit's books and records for the Picture during normal business hours at the offices where such books and records are kept in order to verify all data reported by Summit to LIVE. Summit shall make such books and records available at its regular place of business in the United States, if any. LIVE's right to audit each accounting period terminates if such audit is not commenced within three (3) years from the close of such period. Summit's books and records may be audited no more than once annually. If Summit is found as a result of such audit to have overcharged any Library Fee, New Picture Fee, or Recoupable Distribution Expenses withheld any sums due to LIVE hereunder for any reason, save as provided for in this Agreement, Summit shall forthwith pay the same to LIVE. If such audit reveals an error to the detriment of LIVE in excess of one hundred thousand Dollars (US$100,000) in respect of the period under audit for all Pictures under audit, excluding any errors in allocation between Pictures, Summit shall pay the amount of the resulting underpayment to LIVE and pay all reasonable audit costs incurred by LIVE.

         e. Confidentiality: The terms of this Agreement are confidential. Neither party shall disclose the terms of this Agreement to any third party other than (i) as may be required by applicable law or legal process, (ii) to its respective officers, directors, employees and advisors on a need-to-know basis, and (iii) to profit participants on the Pictures and/or LIVE's financiers and investors. Neither Party shall issue any form of press release regarding this Agreement without the written consent of the other Party and after any initial press release neither party shall communicate to any non-party statements other than to the effect that Summit is the exclusive sales agent of LIVE for the Pictures. Each Party agrees to indemnify and hold the other (including its officers, directors, partners, shareholders, employees and agents) harmless from all claims and expenses (including reasonable outside attorneys' fees) arising out of breach by it of this provision.

         f. Counterpart Signatures: This letter agreement may be executed in one or more counterparts and transmitted by facsimile, each transmission of which is deemed an original, and all of which, when taken together, constitute one and the same instrument.

         g. Default: No breach by either Party of any term or condition herein shall be deemed material until the other Party has given Notice to the breaching Party and such Party fails or refuses to substantially cure or correct the applicable breach after such Notice is served within: twenty (20) days for monetary breaches and for LIVE's failure to issue a Dispute Notice and thirty
(30) days for non-monetary breaches. Moreover, if the Party in breach fails to cure either a monetary or a non-monetary breach within such prescribed time period, such Party is thereafter deemed in default of this Agreement, and the Party not in breach, at such Party's election, may terminate this Agreement by Notice to the other Party. *

         h. Errors and Omissions: LIVE shall maintain in full force and effect during the first three (3) years after delivery of each New Picture (and thereafter if LIVE or any assignee of LIVE continues such coverage) standard form producer's liability insurance (error and omissions insurance) with limits of not less than one million Dollars (US$1,000,000) per occurrence and three million Dollars (US$3,000,000) total and with a deductible not greater than ten thousand Dollars (US$10,000) for acquired New Pictures, thirty thousand Dollars (US$30,000) for New Pictures produced by LIVE, and fifty thousand Dollars (US$50,000) for Library Pictures, naming SENV, SELP, and Proscenium Pictures, Ltd. and their officers, employees, representatives, attorneys, successors, and assigns as additional insureds. Such insurance coverage shall extend to all customary uses of the film(s) by Summit hereunder as are covered by customary E&O policies. LIVE shall ensure that the errors and omissions may not be terminated without thirty (30) days prior written notice to the above-mentioned additional insured parties and the certificates issued naming such parties as additional insured entities shall include statements to this effect.

         i. Financing Documents: In the event that LIVE elects to "gap finance" any Pictures, at LIVE's request, Summit shall negotiate in good faith and execute all documents reasonably required to permit LIVE to conclude the production financing of each Picture, including without limitation a customary inter-party agreement and any document reasonably and customarily required by a completion guarantor.

         j.   Indemnities:

              (i) By LIVE: LIVE shall indemnify Summit, its affiliates, officers, directors, partners, employees, exhibitors, licensees, and assignees, against any and all claims, liability, damages, costs and expenses, including attorney's fees, in connection with any third party claim or action arising out of or relating to: (i) any breach by LIVE of any representation or warranty herein; and (ii) the License Agreements and any financing arrangements for the Picture, provided that Summit has not engaged in gross negligence or intentional conduct directly giving rise to such action, (e.g., Summit Licensing any of the Licensed Rights exclusively to two (2) or more Licensees for any overlapping territory or territories, distribution term, and language(s), Summit executing any License Agreement without LIVE's Approval and signature, or Summit failing to include in any agreement the holdbacks set forth in paragraph 8.g.(i)) and to the extent not resulting from a material breach by Summit of its obligations under this Agreement.

              (ii) By Summit: Summit shall indemnify LIVE, its affiliates, officers, directors, partners, employees, exhibitors, licensees, and assignees, against any and all claims, liability, damages, costs and expenses, including reasonable attorney's fees, in connection with any third party claim or action arising out of or relating to any material breach by Summit of its obligations under this Agreement, or any gross negligence or intentional conduct by Summit, directly giving rise to such action.

         k. Integration: This Agreement, the Master Agreement, the Schedules, and any Inter-Party Agreement(s) contains the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and the transactions contemplated hereby and supersede any and all prior or contemporaneous oral and written agreements, promises, statements, representations and information given by either Party. Accordingly, by their signature below, each Party expressly waives in favor of the other any right to rely on any such negotiations, understandings or representations, if any, and this document is the sole embodiment of the agreement between the Parties.

         l. Interpretation: This Agreement has been negotiated at arms-length between persons knowledgeable in the matters dealt with herein. In addition, each party has been represented by experienced and knowledgeable legal counsel or has otherwise waived such right. Accordingly, any rule of law, including without limitation section 1654 of the California Civil Code, or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived.

         m. No Partnership: Nothing herein contained constitutes the formation of any partnership or joint venture between the parties hereto or establish any agency relationship between them. This Agreement is not for the benefit of any third party and should not be deemed to give any right or remedy to any such party whether referred to herein or not.

         n. Notices: All Notices required hereunder must be in writing and transmitted either by facsimile or express courier. All Notices to Summit shall be sent to:

              Summit Entertainment N.V.
              Castorweg 22-24
              Curacao, Netherlands Antilles
              Telephone: 5999.618.985
              Facsimile: 5999.616.279
              Attn: Lourdes Penzo

         with a copy to:

              Summit Entertainment, L.P.
              2308 Broadway
              Santa Monica, CA  90404
              Telephone: 310.315.6041
              Facsimile: 310.828.4132
              Attn: Bob Hayward and Andrew Matosich

         All Notices to LIVE shall be sent to:

              LIVE Entertainment Companies
              15400 Sherman way, Suite 500
              Van Nuys, California 91406
              Telephone: (818) 988 5060
              Facsimile: (818) 788 3153
              Attn: Amir Malin and Ken Schapiro

Any Notice is deemed to have been duly served if correctly addressed and sent by facsimile or courier to the relevant party at that Party's designated office above (as may be changed from time to time by Notice to the other Party). Any Notice so given is deemed served: (i) if sent by facsimile, by the later of twenty four (24) hours from its transmission or the commencement of normal business hours at its destination (if such Notice is sent outside of normal business hours at such destination); and (ii) if sent by courier, within three
(3) business days of the date that such courier package is sent.

         o. Reliance: No person, whether or not an officer, agent, employee, or representative of any party, has made or has any authority to make for or on behalf of that Party any agreement, representation, warranty, statement, promise, arrangement or understanding ("Representations") not expressly set forth in this Agreement. Accordingly, the Parties acknowledge that in entering into this Agreement, they have not relied upon any Representations that are not expressly set forth herein.

         p.   Reps/Warranties/Indemnities:

              (i) By LIVE:  LIVE hereby represents and warrants to Summit that:
(i) it has full and complete authority to enter into this Agreement; (ii) it has the right and authority to grant the Licensed Rights in the Territory and Language during the Term free and clear of any claims, liens, charges or encumbrances which will frustrate Summit's performance of its obligations under this Agreement; (iii) subject to the restrictions described in paragraph 7.b above, there are no rights of approval or control held by third parties which will frustrate Summit's performance of its obligations under this Agreement; and (iv) to the best of its knowledge there is no litigation or threatened litigation involving the Pictures or the Rights which will frustrate Summit's performance of its obligations under this Agreement. The individual signing on behalf of LIVE below hereby represents and warrants that he or she is duly authorized to sign on behalf of LIVE and that LIVE has complied with all corporate formalities predicate to the license of the Rights and the execution of this Agreement.

              (ii) By Summit: Summit hereby represents and warrants that it has full and complete authority to enter into this Agreement and that the individual signing on behalf of Summit below is duly authorized to sign on behalf of Summit and that Summit has complied with all corporate formalities predicate to the execution of this Agreement.

         q. Schedules: This Agreement includes and incorporates the following Schedules that are attached hereto and incorporated herein by this reference:

         Schedule A:  Major, Secondary And Minor Territories
         Schedule B:  Delivery Schedule
         Schedule C:  Rights Definitions

         r. Severability: If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any law, for any reason, such provision is deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, is deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision is deemed deleted from this Agreement as though such provision had never been included herein, and the validity, legality and enforceability of the remaining provisions hereof are not in any way affected or impaired. In either instance, the parties shall negotiate in good faith a substitute provision which they reasonably believe to be valid and enforceable and which puts each party in a comparable position to that in which it would have been but for the find of illegality, invalidity, or unenforceability.

    IN WITNESS WHEREOF, Summit and LIVE entered into this Agreement as of the Effective Date.

Summit Entertainment N.V.            Summit Entertainment L.P.


/s/  Lourdes Gingori-Perzo            /s/ Bob Hayward
By:  Lourdes Gingori-Perzo            By: Bob Hayward

Its: Managing Director               Its: COO

Live Entertainment Inc.



By: /s/ Mark Curcio

Its: CEO

                                  SCHEDULE A
                           to Sales Agency Agreement
                                 LIVE/ SUMMIT
                          dated as of March 31, 1998

*

                                  SCHEDULE B
                           to Sales Agency Agreement
                                     LIVE
                          dated as of March 31, 1998

                               DELIVERY SCHEDULE
                               -------- --------

Delivery of each Picture shall consist of LIVE making physical delivery of, or providing irrevocable access to, the Primary Delivery Items as set forth below.

All Primary Delivery Items shall be delivered to Summit at LIVE's cost: (i) without the logos of third parties that are not for use in the Territory such as any applicable logos of the Picture's distributor in North America other than LIVE; (ii) without the United States censorship rating tag; and, (iii) with the correct credit block and copyright notice to be used in the Territory. The elements contained in Paragraphs 1.a to 1.d shall conform to the final version of the Picture and the trailer. All elements, including without limitation all photography required under Paragraph 1.e, must be approved by LIVE and any other individual or entity (e.g., talent) with approval thereover prior to delivery.

The Additional Delivery Items sets forth those additional items which Summit shall be entitled to receive, upon request, for delivery to subdistributors to the extent such materials and documents are available and necessary under the respective distribution agreement.

All of the materials and documents set forth herein shall be delivered to Summit Entertainment L.P., 2308 Broadway, Santa Monica, California 90404 for the attention of Kaye Cooper-Mead.

Where the following provides for Summit to have laboratory access or access or be given an access letter, such access shall be given by LIVE to Summit at no charge via a laboratory access letter that is substantially in the form of the model laboratory access letter in Exhibit 1 attached hereto.

1.  PRIMARY DELIVERY ITEMS:

a.  FEATURE 35MM PRINT ELEMENTS:

        i. Interpositive: Access to one (1) 35mm interpositive of the Picture feature, fully color-timed and conformed, to be manufactured in first generation from the original Picture negative after the final answerprint has been approved.

        ii. Internegative: Access to one (1) 35mm internegative of the Picture feature produced from a first generation 35mm interpositive of the Picture referred to in Paragraph 1.a.i above, fully color-timed and conformed to the final version of the Picture.

        iii. Checkprint: Access to one (1) complete final sample 35mm composite positive checkprint from the internegative of the Picture referred to in Paragraph 1.a.ii above.

        iv. Textless Backgrounds: Access to color background textless sections (i.e. without any superimposed lettering) interpositive, internegative and checkprint of the main and end titles and all descriptive titles, including the backgrounds for inserts, if any, in the Picture feature and of any other parts of the Picture feature which contain superimposed lettering.

b.  FEATURE SOUND ELEMENTS:

        i. Optical Sound Negative: Access to, one (1) 35mm Dolby stereo (SR/SR-D) original optical soundtrack negative of the Picture feature, in good physical condition, fully cut, edited, scored and assembled and conformed in all respects to the approved final version of the Picture.

        ii. 3 or 4 Track Mono Magnetic Sound Master: Irrevocable access to the 35mm 3 or 4 track monaural full coat magnetic sound master, containing separate dialogue, music and sound effects tracks fully conformed to the final version of the Picture.

        iii. Stereo Print Master: Access to, one (1) 35mm Dolby stereo 2-track full coat magnetic sound master fully conformed to the final version of the Picture. If the picture is prepared in Dolby SR-D, access to the 35mm six track printmaster.

        iv. Magneto Optical Disc: If the Picture is prepared in Dolby SR-D, access to one (1) magneto optical disc conformed to the final version of the Picture and with the correct logo music to be used in the Territory.

        v. Music and Effects Tracks: If the Picture is prepared in Dolby SR-D, delivery of and access to, a six track discrete Dolby SR-D music and effects master of the Picture. In addition, delivery of and access to, a six track Dolby SR music and effects master of the Picture, containing a stereo configuration of left/center/right/ surround, optional material on track 5 and a complete discrete dialogue stem on track 6. If the aforesaid six track Dolby music and effects master does not exist, then delivery of and access to a 35mm 4 track Dolby stereo combined music and effects master fully conformed to the final version of the Picture with a stereo configuration of left/right/center/surround and a separate 35mm single stripe monaural dialogue guide track.

c.  TRAILER ELEMENTS:

    All items below shall conform to the final version of the trailer that is to be used for the theatrical release of the Picture as well as any so-called "teaser trailers".

         i. Interpositives: Access to one (1) 35mm interpositive of the trailer produced from the original 35mm negative of the trailer and, if applicable, one (1) set of textless background interpositive section(s) for any parts thereof where titles, credits or inserts are over action (and not over black).

        ii. Internegative: Access to one (1) 35mm internegative of the trailer and, if applicable, textless background sections for any parts thereof where titles, credits or inserts are over action (and not over black).

        iii. Optical Soundtrack: Access to one (1) 35mm Dolby stereo optical soundtrack negative of the trailer in good physical condition, fully cut, edited, scored and assembled and conformed in all respects to the approved final version of the trailer.

        iv. Checkprint: Access to one (1) 35mm composite checkprint of the trailer produced from the internegative and optical soundtrack referred to in Paragraphs 1.c.ii and 1.c.iii above, respectively, fully cut, edited and assembled, main and end titled, conforming in all respects to the final approved version of the trailer.

        v. Music and Effects Master: One 35mm Dolby stereo music and effects master of the trailer of the Picture conformed in all respects to the final approved version of the trailer.

        vi. Mono Magnetic Master: One 35mm 4-track mono magnetic master of the trailer of the Picture with separated music, effects, dialogue and narration.

        vii. Two Stripe Print Master: One 35mm Dolby stereo 2-track full coat sound master of the trailer of the Picture conformed in all respects to the final approved version of the trailer.

        viii. Laboratory Access: Laboratory access to: (i) the original 35mm trailer negative; (ii) the 35mm optical soundtrack negative of the trailer; (iii) the 35mm 4 track full coat magnetic master of the mix for the trailer with separated dialogue, music, effects and narration tracks; and, (iv) the music and effects master of the trailer of the Picture.

d. VIDEO MASTERS: Must be direct film to tape transfers (conversions not acceptable).

        i. Digital PAL Masters: Access to D-1 PAL videotape masters of the Picture in the fully panned and scanned and letterbox formats, with stereo composite mix on channels 1 and 2 and stereo music and effects tracks only on channels 3 and 4 and the textless background sections (if applicable) included after the Picture.

        ii. Digital NTSC Masters: Access to D-1 NTSC videotape masters of the Picture in the fully panned and scanned and letterbox formats, with stereo composite mix on channels 1 and 2 and stereo music and effects tracks only on channels 3 and 4 and the textless background sections (if applicable) included after the Picture.

d.  PUBLICITY ITEMS:

        i. Press Kit: One (1) press kit containing: (i) production notes relating to the production of the Picture; (ii) a list of the cast and crew used in the production of the Picture; (iii) biographies of the major cast members in the Picture, director, writer, producer and the director of photography; (iv) available feature stories and interviews, whether written or tape recorded; and (iv) copies of available reviews of the Picture.

        ii. Black & White Photography: Irrevocable access to all original approved black and white negatives and delivery to Summit of one set of 75 approved 8 x10 inch dupe negatives and two 8 x 10 inch prints of each of the 75 approved stills. All of said stills shall be of reproductive quality and suitable for advertising and publicity purposes. Each such photograph shall bear notations identifying the persons and subject matter.

        iii. Color Photography: Irrevocable access to a set of all original approved color transparencies, color prints and negatives for such prints and/or color contact sheets taken or photographed in connections with the Picture and delivery of a set of not less than 125 dupe color transparencies produced therefrom depicting various aspects of the production and location of the Picture. Each dupe color transparency shall have annexed to it notations which identify the personnel and subject matter appearing therein, and shall be suitable for reproduction for advertising and publicity purposes.

        iv. Advertising Materials: Irrevocable access to the original materials relating to the key artwork and poster and delivery to Summit of a textless chrome of the advertising art, textless 8 x 10 inch black and white still, 8 x 10 inch negative of the artwork and stat of the credit block and all printed matter for the one sheet poster and print advertisements used for the Picture and for making color separations for the one-sheet poster.

f.  DOCUMENTS:

        i. Continuity Script and Spotting List - Feature: Delivery of a clearly legible typewritten copy of the detailed, final language dialogue and action continuity of the Picture with spotting list ("Dialogue/Continuity List"). The Dialogue/Continuity List shall contain all the dialogue, narration, song vocals, main and end title credits, as well as a cut-by-cut description of the Picture action, conforming exactly to the photographic action and soundtrack of the final version of the Picture in such form as to be suitable for transmittal to censorship authorities and for use in connection with dubbing and subtitling the Picture. The Dialogue/Continuity List shall include a statement as to the "action to action" length of each reel of the Picture.

        ii. Combined Dialogue/Continuity & Spotting List - Trailer: Delivery of a clearly legible typewritten copy of the detailed, final combined dialogue/continuity with spotting list of the trailer of the Picture.

        iii. Copyright Certificates: When available, and if necessary to meet delivery requirements under a License Agreement, delivery of copies of the copyright certificates for the Picture and screenplay thereof in the United States, to be delivered promptly after the issuance of the initial certificates by the United States Copyright Office provided, however, that if said certificates are not available to LIVE at the time of Delivery, a copy of the copyright applications (Forms PA), accompanied by proof of payment of the copyright application fees, will be delivered to Summit at the time of Delivery with a copy of the original copyright certificates being delivered to Summit when available.

        iv. Copyright Notice: Delivery of a statement in English indicating the correct copyright notice for the Picture.

        v. Final Credits: Delivery of complete statements of the final credits to be accorded on the screen in the main and end titles in connection with the Picture in the Territory. Such statements shall be rendered in customary form for foreign distribution and shall include the names of all persons who are given a credit and shall contain excerpts from any such agreements defining or describing the form and nature of such required screen credits.

        vi. Statement of Dubbing Restrictions: Delivery of a statement confirming any restrictions as to the dubbing of the voice of any actor or actress into foreign languages.

        vii. Statement of Distribution Restrictions and Obligations: Delivery of a statement detailing any restrictions and/or obligations set forth in the agreements with the director and actors in the Picture or any other third parties which will effect Summit's exploitation of the Picture in the Territory.

        viii. E & O Insurance: Delivery of errors and omissions insurance certificates from a qualified insurance company with liability limits of not less than One Million Dollars (US$1,000,000) per occurrence and Three Million Dollars (US$3,000,000) in the aggregate with a deductible not greater than ten thousand Dollars (US$10,000) for acquired New Pictures, thirty thousand Dollars (US$30,000) for New Pictures produced by LIVE, and fifty thousand Dollars (US$50,000) for Library Pictures, naming Summit Entertainment N.V., Summit Entertainment L.P., and Proscenium Pictures, Ltd. and their officers, employees, representatives, attorneys, successors, and assigns as additional insureds to be in place for a minimum of three (3) years from the date of Delivery to Summit. LIVE shall, upon request, from time to time, furnish Summit with certificates of insurance, naming relevant subdistributors as separate additional insured parties on such policy. The errors and omissions policy shall not be able to be terminated without thirty (30) days prior written notice to the above-mentioned additional insured parties and the certificates issued naming such parties as additional insured entities shall include statements to this effect.

        ix. Paid Advertising Credits: Delivery of a complete statement of final credits to be accorded in paid advertising in connection with the Picture. Such statement shall be rendered in a customary form for foreign distribution and shall include the names of all persons who are contractually required to receive a credit in any paid advertising, publicity or exploitation of the Picture and shall contain excerpts from any such agreements defining or describing the form and nature of such required paid advertising credits.

        x. Music Cue Sheet: Delivery of one (1) copy of the music cue sheet of the Picture and any other materials delivered to Summit which contain music, including without limitation, trailer and promotional reels, setting forth, (i) the titles of the musical compositions and sound recording, if applicable; (ii) the name(s) of the composer(s) and their performing rights society affiliation; (iii) names of recording artists; (iv) the nature, extent and exact timing of the uses made of each musical composition in the Picture; (v) the name and address of the producer of the copyright of each musical composition and sound recording; and, (vi) the name and address of the publisher and company which controls the sound recording.

        xi. Music Licenses: If required by delivery schedules with subdistributors and requested by Summit, copies of: (i) all synchronization and performance licenses issued in connection with all music embodied in the Picture and the trailer of the Picture; and (ii) all master-use licenses issued in connection with the pre-existing master recordings embodied in the Picture.

        xii. Key Talent Agreements: If necessary to meet delivery requirements under a License Agreement, copies of the agreements with the director, lead actor, lead actress, producer and composer of the Picture.

        xiii. Chain of Title: If necessary to meet delivery requirements under a License Agreement, one (1) set of documents showing the chain of title to the literary property and screenplay on which the Picture is based and one original signed and notarized affidavit summarizing the chain of title.

2.  ADDITIONAL DELIVERY ITEMS:

a. Rating Certificate: If necessary to meet delivery requirements under a License Agreement, when available and if requested by Summit, a copy of the MPAA Rating Certificate issued by the Motion Picture Association of America with respect to the Picture.

b. Coverage: If necessary to meet delivery requirements under a License Agreement and if requested by Summit, laboratory access to the original negative, answerprint, work print, magnetic soundtracks, filled music and effects tracks and the original sound recordings, of all alternative takes, cover shots, looped dialogue lines and other materials (hereinafter collectively referred to as "coverage") for the purpose of conforming to rating requirements, broadcast standards and practices in the Territory and censorship.

c. Television Version: If created, laboratory access to the interpositive, internegative, work print, magnetic sound transfer, music and effects, continuity script and spotting list, editor's lined cutting script, and music cue sheets and digital masters with respect to any television version of the Picture, suitable for exhibition on free television during prime time.

d. Access to the United States Distributor's Materials: To the extent LIVE has such access, and if requested by Summit and if distributed in the United States by an entity other than LIVE, free access to any other alternative versions (e.g. airline version) or publicity materials created by the United States distributor of the Picture including teaser trailers, trailers, key art, EPK's, TV spots, radio spots, standees and banners.

e. Final Screenplay: If requested by Summit, delivery of a copy of the final screenplay used in connection with photography of the Picture.

f. Certificates of Origin: Delivery of thirty (30) notarized original certificates of origin executed by LIVE, in reasonable format(s) to be agreed between Summit and LIVE prior to Delivery.

g. Certificates of Authorship: If necessary to meet delivery requirements under a License Agreement, delivery of three (3) notarized original certificates of authorship for each writer who receives screen credit (either screenplay or story) in a format to be agreed between Summit and LIVE prior to Delivery.

h. Title Report and Opinion: If necessary to meet delivery requirements under a License Agreement, a title report and an MPAA title report, both confirming the availability of the title(s) of the Picture.

i. Additional Documents: Any additional and available documents that may be reasonably requested by Summit to service the sublicense agreements.

                            EXHIBIT 1 TO SCHEDULE B
                           LABORATORY ACCESS LETTER

                            (ON LIVE'S LETTERHEAD)


Date:

(Laboratory Address)

RE: (Film Title (all versions if more than one title))

Gentlemen:

LIVE Entertainment Inc. ("LIVE") has entered into a sales agency agreement (the "Agreement") with Summit Entertainment N.V. and Summit Entertainment L.P. (collectively "Summit") under which agreement Summit has been granted certain distribution rights in and to the film entitled ______________________ (the "Picture").

For good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed, for the express benefit of Summit, as follows:

1. You and LIVE represent to Summit that we have now entered into arrangements whereby you hold in your possession and your control at your offices located in ___________________________all of the materials listed on the attached "Schedule" relating to the Picture (the "Materials").

2. From such time as this letter shall be delivered to you, Summit and its designees shall at all times have complete and free access to said Materials.

3. You will at all times perform all laboratory services requested by Summit or its designees relating to the Picture which laboratory services will be performed by you at Summit's sole expense.

4. Neither Summit nor LIVE shall have any liability for any indebtedness to you incurred by the other.

5. You presently have no claim or lien against the Picture or the Materials nor insofar as Summit is concerned will you assert any claim or lien against the Picture or the Materials except for your charges for services rendered for and documents furnished to Summit. Similarly, insofar as LIVE is concerned, you will not assert any claim or lien against the Picture or the Materials for your charges for services rendered and documents furnished to Summit.

Please signify your agreement to the foregoing by signing where indicated below.

Very truly yours,

LIVE ENTERTAINMENT INC.



By:  ________________________________

Its: ________________________________

AGREED TO:
(Laboratory)



By:  ___________________________________

Its: ___________________________________

AGREED TO:

SUMMIT ENTERTAINMENT N.V.                     SUMMIT ENTERTAINMENT L.P.



By:  ___________________________              By:  _____________________________

Its: ___________________________              Its: _____________________________

                      SCHEDULE TO EXHIBIT 1 TO SCHEDULE B
                                   (PICTURE)


The Materials

(Listing of all materials held by laboratory on the Picture)

                                  SCHEDULE C

                           to Sales Agency Agreement
                                      LIVE
                          dated as of March 31, 1998

                             Definitions - Rights

Cinematic Rights:

    "Cinematic" means all forms of Theatrical, Non Theatrical, Public Video and Commercial Video Exploitation of a Motion Picture Copy.

    "Theatrical" means exploitation of a Motion Picture Copy by direct exhibition in conventional or drive-in theaters that are open to the general public on a regularly scheduled basis and charge an admission fee to view a Motion Picture.

    "Non-Theatrical" means exploitation of a Motion Picture Copy by direct exhibition before an audience at facilities or organizations not primarily engaged in the business of exhibiting Motion Pictures including, but not limited to, educational organizations, churches, restaurants, bars, clubs, trains, buses, libraries, prisons, industrial installations, Red Cross facilities, oil rigs, embassies, military bases, military vessels or any other governmental facilities flying the flag of countries within the Territory. Non-Theatrical does not include Public Video, Commercial Video, Airline, Ship and Hotel/Motel.

    "Public Video" means exploitation of a Motion Picture Copy embodied in a Videogram by direct exhibition before an audience in a "mini-theater", an "MTV theater" or like establishment which charges an admission to use the viewing facility or to view the Videogram and which is not licensed as a theater for the purposes of exhibiting Motion Pictures in a Theatrical manner.

    "Commercial Video" means exploitation of a Motion Picture Copy embodied in a Videogram by direct exhibition before an audience at facilities or organizations not primarily engaged in the business of exhibiting Motion Pictures including, but not limited to, educational organizations, churches, restaurants, bars, clubs, trains, buses, libraries, prisons, industrial installations, Red Cross facilities, oil rigs, embassies, military bases and military vessels. Commercial Video does not include Non-Theatrical, Public Video, Airline, Ship and Hotel/Motel.

Home Video Rights:

    "Video" or "Home Video" means the manufacture, distribution, rental, lease or sale of Videograms (restricted to the Videogram type(s) and format(s) authorized in the Deal Terms), which enable a Motion Picture to be perceived visually on a television screen when displayed through or as part of an electronic apparatus (such as a television-type playback system) for private non-commercial use. Home Video is restricted solely to the Videogram type(s) and
format(s) that are leased to Lessee in the Deal Terms.   Home Video does not
include any form of Video-On-Demand.

    "Home Video Rental" means Video and Home Video other than Home Video Sell Through.

    "Home Video Sell Through" means the manufacture and distribution of Videograms (restricted to the Videogram type(s) and format(s) authorized in the Deal Terms) for purposes of sale to the public for private non-commercial use where: (i) ownership of such Videograms transfers to such ultimate purchasing members of the public who use the Videograms for private non-commercial use; and
(ii) if a Maximum Net Sell Through Price is specified in the Deal Terms, the price per Videogram unit that is derived by Lessee or its subdistributors and Affiliates, net of discounts and rebates, is less than such any Maximum Net Sell Through Price defined in the Deal Terms.

Ancillary Rights:

    "Ancillary" means all forms of Airline, Ship and Hotel/Motel Exploitation of a Motion Picture Copy.

    "Airline" means exploitation by direct exhibition of a Motion Picture Copy in airplanes, wherever located, which are operated by companies flying the flag of any country within the Territory, but excluding airplanes which are customarily licensed from a location outside of the Territory, or which are only serviced in but do not fly the flag of any country in the Territory.

    "Ship" means exploitation by direct exhibition of a Motion Picture Copy in ocean going vessels, wherever located, which fly the flag of any country in the Territory and are serviced from a country in the Territory, but excluding ships serviced from a location outside of the Territory.

    "Hotel/Motel" means the exploitation by direct exhibition of a Motion Picture Copy in temporary or permanent living accommodations such as hotels, motels, apartment complexes, co-operatives or condominium projects where the exhibition is by means of closed-circuit television systems which originate within or in the immediate vicinity of such living accommodations. Hotel/Motel does not include Pay-Per-View or Video-On-Demand.

Television Rights:

    "Television" means all forms of Free TV and Pay TV exploitation of a Motion Picture Copy.

    "Free TV" means all forms of Terrestrial Free TV, Cable Free TV and Satellite Free TV exploitation of a Motion Picture.

    "Terrestrial Free TV" means only standard over-the-air broadcast by means of Hertzian waves of a Motion Picture Copy which is intended for reception on television receivers in private living accommodations without a charge being made to the viewer for the privilege of viewing a Motion Picture. For purposes of this definition, neither governmental television receiver assessments nor taxes are a charge to the viewer.

    "Cable Free TV" means only the transmission by means of coaxial or fiber-optic cable of a Motion Picture Copy for reception on television receivers in private living accommodations without a charge being made to the viewer for the privilege of viewing a Motion Picture. For purposes of this definition, neither governmental television receiver assessments or taxes, nor regular periodic basic cable service charges (other than subscriptions paid for the right to receive specific programming channel(s) or amounts paid for the right to receive specific programs on a fee-per-exhibition basis) paid by a subscriber to a cable television system are a charge to the viewer.

    "Satellite Free TV" means only the up-link transmission of a Motion Picture Copy to a satellite and its down-link transmission to a terrestrial satellite reception dish for the purpose of viewing of a Motion Picture on television receivers in private living accommodations without a charge being made to the viewer for the privilege of viewing a Motion Picture. For purposes of this definition, neither governmental television receiver assessments or taxes, nor regular periodic basic satellite service charges (other than subscriptions paid for the right to receive specific programming channel(s) or amounts paid for the right to receive specific programs on a fee-per-exhibition basis) are a charge to the viewer.

    "Pay TV" means all forms of Terrestrial Pay TV, Cable Pay TV, and Satellite Pay TV exploitation of a Motion Picture Copy. Pay TV Rights do not include any form of Hotel/Motel, Pay-Per-View or Video-On-Demand Rights.

    "Terrestrial Pay TV" means only over-the-air broadcast of a Motion Picture Copy by means of encoded Hertzian waves for reception on a television receiver in private living accommodations by means of a decoding device where a charge is made: (i) to the viewer for the right to use the decoding device for viewing any special channel which transmits a Motion Picture along with other programming on an ongoing basis; or (ii) to the operator of a hotel, motel, apartment complex, co-operative, condominium project or similar place located distant from the place where such broadcast signal originated for the right to use the decoding device to receive and retransmit the programming on such channel throughout such place.

    "Cable Pay TV" means transmission or retransmission of a Motion Picture Copy by means of an encoded signal over coaxial or fiber-optic cable for reception on television receivers in private living accommodations by means of a decoding device where charge is made: (i) to the viewer for the right to use the decoding device for viewing any special channel which transmits a Motion Picture along with other programming on an ongoing basis; or (ii) to the operator of a hotel, motel, apartment complex, co-operative, condominium project, or similar place located distant from the place where such broadcast signal originated for the right to use the decoding device to receive and retransmit the programming on such channel throughout such place.

    "Satellite Pay TV" means the up-link transmission of a Motion Picture Copy by means of an encoded signal to a satellite and its down-link transmission to a terrestrial satellite reception dish and a decoding device for the purposes of viewing a Motion Picture on television receivers in private living accommodations where a charge is made: (i) to the viewer for the right to use the decoding device for viewing any special channel which transmits a Motion Picture along with other programming on an ongoing basis; or (ii) to the operator of a hotel, motel, apartment complex, co-operative, condominium project, or similar place located distant from the place where such broadcast signal originated for the right to use the decoding device to receive and retransmit the programming on such channel throughout such place.

Other Rights:

    "Incidental" means, subject to restrictions contained in the Agreement: (i) dubbing or subtitling the Picture and trailers thereof; (ii) the application for censorship and edit of the Picture; (iii) advertising and publicizing the Picture; (iv) the application for copyright protection.

    "Merchandising" means the manufacture and distribution for profit of items of merchandise, other than books and records, featuring or embodying the title of the Picture, or any logos identifiable with the Picture, or the name or likeness of any characters, animals or objects identifiable with a Motion Picture.

    "Music Publishing" means the administration of the copyright(s) in musical compositions appearing in the Picture's soundtrack, to the extent the same are owned/or controlled by LIVE.

    "Novelization" means the authorization of, or act of, writing (by translation or otherwise) and exploitation of the Picture or screenplay thereof as a book, novel, or other printed (electronic or otherwise) or published medium (electronic or otherwise).

    "Pay-Per-View" means the broadcast of a Motion Picture Copy by means of an encrypted signal for reception on television receivers in homes or non-residential institutions, including hotels, motels and hospitals, where a charge is made to the viewer for the right to use a decoding device to view the broadcast of a Motion Picture at a time designated by the broadcaster for each viewing. Pay-Per-View Rights do not include any form of Hotel/Motel, Pay TV or Video-On-Demand Rights.

    "Souvenir Program" means the preparation and exploitation of souvenir booklets or programs, not to exceed thirty (30) pages in length, featuring photographs and explanatory text relating to the Picture.

    "Soundtrack Record" means the manufacture and exploitation of recordings in any form embodying all or any part of the soundtrack of the Picture or any re-recording of all or any part of the soundtrack of the Picture (packaged and labelled in such a way as to be identifiable with the Picture) in lieu of the actual soundtrack thereof.

    "Video Game" means the manufacture, distribution, and sale, lease, or rental of video game(s) for platforms such as Sega Genesis, Nintendo SNES, 3DO multiplayer system or any similar or new platform formats where the user is given interactive control over "virtual" actors and surroundings and/or engages in contests of dexterity and that: (i) are developed from the Picture or its Underlying Material (whether or not such video game(s) use footage from the Picture); and/or (ii) are packaged and labelled in such a way as to be identifiable with the Picture.

    "Video-On-Demand" means the broadcast of a Motion Picture Copy by means of an encrypted signal for reception by decoding and storage devices for viewing on television receivers in homes or non-residential institutions, including hotels, motels and hospitals, where a charge is made to the viewer on a fee-per-exhibition basis for the right to use such decoding and storage device to view the broadcast of a Motion Picture at a time selected by the viewer for each viewing. Video-On-Demand does not include any form of Hotel/Motel, Pay TV or Pay-Per-View.

                                  EXHIBIT "B"

THE PARTNERSHIP INTERESTS EVIDENCED BY THIS PARTNERSHIP AGREEMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CALL OPTIONS TO PURCHASE SUCH INTERESTS AS SET FORTH IN A LIVE/SUMMIT OMNIBUS AGREEMENT.

                             AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                           SUMMIT ENTERTAINMENT L.P.
                       A California Limited Partnership

                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS......................................................    1
ARTICLE II FORMATION.......................................................    2
2.1   Formation of Limited Partnership.....................................    2
2.2   Character of the Business............................................    2
2.3   Principal Place of Business..........................................    2
2.4   Address of General Partner...........................................    2
ARTICLE III RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER..................    2
3.1   Management...........................................................    2
3.2   Financial Information................................................    2
3.3   Tax Returns..........................................................    2
ARTICLE IV RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS..................    2
4.1   Rights of Limited Partners...........................................    2
4.2   Withdrawal and Dissolution...........................................    2
ARTICLE V ALLOCATION OF INCOME, EXPENSE, PROFIT, AND LOSS..................    3
5.1   Tax Year.............................................................    3
5.2   Distributions........................................................    3
5.3   Profits and Losses...................................................    3
5.4   Tax Withholding......................................................    3
ARTICLE VI DISSOLUTION AND LIQUIDATION.....................................    3
6.1   General Partner......................................................    3
6.2   Garrett..............................................................    4
6.3   Termination and Dissolution..........................................    4
ARTICLE VII MISCELLANEOUS PROVISIONS.......................................    4
7.1   Entire Contract......................................................    4
7.2   Arbitration..........................................................    4
7.3   Fiduciary Status.....................................................    4
7.4   Certain Transfers....................................................    4
7.5   Indemnity............................................................    4

     This Amended and Restated Agreement of Limited Partnership is made and entered into by and between The Franco/Kiwi Alliance, Inc., a California corporation, as the General Partner, and David Garrett and Film LIVE Incorporated as the Limited Partners.

                             ARTICLE I DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings set forth below:

           1.1   Cash Floor: The same meaning as set forth in the Omnibus
                 ----------
Agreement.

           1.2   Agreement: This Amended and Restated Agreement of Limited
                 ---------
Partnership.

           1.3   Closing Date: The same meaning as set forth in the Omnibus
                 ------------
Agreement.

           1.4   Garrett: David Garrett.
                 -------

           1.5   General Partner: The Franco/Kiwi Alliance, Inc.
                 ---------------

           1.6   Limited Partners: Garrett and LIVE.
                 ----------------

           1.7   LIVE: LIVE Entertainment Inc.
                 ----

           1.8   Omnibus Agreement: The LIVE/Summit Omnibus Agreement.
                 -----------------

           1.9   Partners: All Partners, both General and Limited.
                 --------

           1.10  Partnership: The Limited Partnership formed hereby, which
                 -----------
shall be named Summit Entertainment L.P.

           1.11  Percentage Interests: * for the General Partner, *
                 --------------------
for Garrett, and * for LIVE.

           1.12  Priority Distribution: The same meaning as set forth in the
                 ---------------------
Omnibus Agreement.

           1.13  RLPA: The California Revised Limited Partnership Act.
                 ----

           1.14  Summit Cash: The same meaning as set forth in the Omnibus
                 -----------
Agreement.

           1.15  Summit Equity: The same meaning as set forth in the Omnibus
                 -------------
Agreement.

                             ARTICLE II FORMATION

           2.1   Formation of Limited Partnership:  The Partnership was formed
                 --------------------------------
pursuant to the RLPA.

           2.2   Character of the Business: The purpose of the Partnership is to
                 -------------------------
engage in any activity permitted by the Act.

           2.3   Principal Place of Business:  The principal office of the
                 ---------------------------
Partnership is 2308 Broadway, Santa Monica, California 90404. The General Partner may, in its sole discretion, change the principal office of the Partnership or designate other places and cities to be used as additional Partnership offices for the purpose of carrying on the business of the Partnership.

           2.4   Address of General Partner: The address of the General Partner
                 --------------------------
is the same as the address of the Partnership.

           ARTICLE III RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER

           3.1   Management: The General Partner shall have the sole authority
                 ----------
to manage, control, vote on, and approve all of the affairs of the Partnership, except as provided in Paragraph 4.1.

           3.2   Financial Information: The General Partner shall deliver within
                 ---------------------
75 days of the end of each fiscal year to the Limited Partners quarterly and annual financial statements of the Partnership and its affiliated companies including statements of income, changes in financial position, and balance sheets and accompanying notes, and the Limited Partners shall have access to Partnership records as provided in California Corporations Code sections 15634 and 15615.

           3.3   Tax Returns: The General Partner shall cause the preparation
                 -----------
and filing of all Partnership tax returns and shall make such tax elections as the General Partner, in its sole discretion, deems appropriate. Partnership tax returns will be delivered within 75 days of the end of each fiscal year.

           ARTICLE IV RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

           4.1   Rights of Limited Partners: The Limited Partner expressly waive
                 --------------------------
their right to vote on or approve any matters that they would otherwise be entitled to vote on or approve pursuant to the RLPA, except amendments to this Agreement which may only be made with the unanimous consent of all Partners.
Any matters upon which the Limited Partners may vote may only be approved by the unanimous vote of all the Partners.

           4.2   Withdrawal and Dissolution: The Limited Partners shall not have
                 --------------------------
the right to withdraw from the Partnership prior to termination, except in accordance with the provisions hereof, and the Limited Partners shall not have the right to seek a judicial dissolution of the Partnership.

           ARTICLE V ALLOCATION OF INCOME, EXPENSE, PROFIT, AND LOSS

           5.1   Tax Year: The Partnership shall adopt the calendar year as its
                 --------
taxable year.

           5.2   Distributions: Cash funds which, in the sole discretion of the
                 -------------
General Partner, are not required to meet the needs of the business of the Partnership (which needs shall include, without limitation, reasonable reserves for future expenses and accounts payable) shall be distributed to the Partners in the following order:

                 (a) The General Partner and Garrett shall be entitled, when and as determined by the General Partner, to priority distributions at any time after the Closing Date in an amount aggregating the Priority Distribution if (i) making such distributions results in no adverse tax consequences to Summit or LIVE and (ii) Summit Cash equals or exceeds the Cash Floor after the distribution. Any distributions under this Paragraph 5.2(a) shall be made to the General Partner and Garrett pro rata in the ratio of their Percentage Interests.

                 (b) Next, distributions shall be made to the Partners equal to the taxes payable (assuming a tax rate equal to the highest effective marginal federal and state tax rate applicable to any of the Partners) on the cumulative taxable income allocable to them by the Partnership after the Closing Date. Such distributions shall be made to the Partners pro rata in the ratio of their Percentage Interests.

                 (c) Next, to the Partners pro rata in the ratio of their Percentage Interests. However, no distributions may be made under this Paragraph 5.2(c) if the result would reduce Summit Equity below * or Summit Cash below the Cash Floor.

           5.3   Profits and Losses: The taxable profits and losses of the
                 ------------------
Partnership shall be allocated to the Partners pro rata in accordance with their Percentage Interests.

           5.4   Tax Withholding: In the event that the Partnership is required
                 ---------------
to pay or withhold any federal or state tax attributable to distributions or allocations to any Partner, such withholding may be offset against any distributions to such Partner (but shall be treated as an actual distribution to such Partner). If the required withholding exceeds such distributions, such Partner shall be obligated to contribute to the Partnership cash in an amount equal to such excess plus interest at 10% until paid.

                    ARTICLE VI DISSOLUTION AND LIQUIDATION

           6.1   General Partner: The Partnership shall be dissolved and shall
                 ---------------
terminate and wind up its affairs upon the election of the General Partner, but not prior to the termination of the Agency Agreement (not due to a breach by Summit) without LIVE's express prior written consent.

           6.2   Garrett: Upon the termination of the employment of Garrett by
                 -------
the Partnership or its affiliates for any reason, the Partnership shall not terminate but shall have the option to purchase his interest in the Partnership for an amount equal to his Percentage Interest of the book value (calculated applying generally accepted accounting principles) of the net assets of the Partnership at that time.

           6.3   Termination and Dissolution:  If the Partnership shall be
                 ---------------------------
dissolved for any reason, no further business shall be conducted, except for the taking of such action as shall be necessary for the winding up of the affairs of the Partnership and the distribution of its assets in the following order:

                 (a) First, toward payment of all Partnership debts and expenses and valid and existing claims of third persons, or adequate provisions shall be made therefor;

                 (b) Second, to the Partners in accordance with Paragraph 5.2 (excluding the last sentence of Paragraph 5.2(c)).

                     ARTICLE VII MISCELLANEOUS PROVISIONS

           7.1   Entire Contract: This Agreement and the Omnibus Agreement
                 ---------------
constitutes the entire agreement among the Partners relating to the Partnership, and supersedes all prior agreements relating thereto. This Agreement may only be amended by a writing signed by all the Partners.

           7.2   Arbitration: Any and all disputes relating to this Agreement or
                 -----------
any of the transactions contemplated hereby shall be subject to binding arbitration before one arbitrator pursuant to the Commercial Rules of the American Arbitration Association, with such arbitration to be held in Los Angeles, California. The prevailing party in any such arbitration shall be entitled to recovery of reasonable attorney fees incurred in connection with such dispute.

           7.3   Fiduciary Status:  The Partners acknowledge that they are
                 ----------------
fiduciaries as to each other.

           7.4   Certain Transfers:  If the General Partner sells any of its
                 -----------------
Percentage Interest in the Partnership to any party, Garrett shall have a tag-along right to sell a proportionate share of his Percentage Interest in the Partnership on the same terms and conditions as the interest being sold, and the General Partner shall have a drag-along right to require Garrett to sell a proportionate share of his Percentage Interest in the Partnership on such terms and conditions.

           7.5   Indemnity:  If any Partners (or their officers or owners) incur
                 ---------
legal fees in connection with claims made against them for actions or inactions relating to their capacity as direct or indirect owners of the Partnership, the Partnership shall advance such legal fees during the course of the dispute. If the person prevails in the dispute, such advance shall be nonrefundable. If the person does not prevail in the dispute, such advance shall be promptly refunded.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Closing Date.

                                        GENERAL PARTNER:

                                        THE FRANCO/KIWI ALLIANCE, INC.
                                        a General Corporation


                                        By:
                                            Patrick Wachsberger, President


                                        LIMITED PARTNERS:


                                        DAVID GARRETT


                                        LIVE ENTERTAINMENT INC.


                                        By:
                                        Title:

                                   EXHIBIT C
                                                                  Execution Copy
                                                                  --------------

THE SECURITIES EVIDENCED HEREBY (OR ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
                                                              --------------
OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION D AND RULE 701, PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES EVIDENCED HEREBY (AND THE SHARES ISSUABLE UPON EXERCISE HEREOF) ARE OR WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER A STOCKHOLDER AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD
EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER.

                               FILM HOLDINGS CO.
                               1997 STOCK OPTION
                              FOR SUMMIT EMPLOYEES

                       Option Certificate and Agreement
                       --------------------------------

     This stock option is granted by Film Holdings Co., a Delaware corporation (the "Company"), to Patrick Wachsberger (the "Optionee"), pursuant to the Company's 1997 Stock Option Plan (the "Plan"). All initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan.

     30.  Grant of Opinion
          ----------------

     This certificate evidences the grant by the Company on April __, 1998 (the "Grant Date") to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of 50,859 shares of Class A Common Stock, par value $0.001 per share, of the Company (the "Shares") at the following exercise prices per Share:

          Number of Options                Exercise Price
          -----------------                --------------

               22,799                          $ 0.01
                7,014                          $ 2.98
               10,523                          $ 6.55
               10,523                          $10.12

     The latest date on which this option may be exercised (the "Expiration Date") is the earliest of (a) April __, 2008, or (b) the termination hereof in accordance with this Agreement, the Stockholder Agreement or the Plan.

     The option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the "Code").

                                                                  Execution Copy
                                                                  --------------

THE SECURITIES EVIDENCED HEREBY (OR ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
                                                              --------------
OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION D AND RULE 701, PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES EVIDENCED HEREBY (AND THE SHARES ISSUABLE UPON EXERCISE HEREOF) ARE OR WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER A STOCKHOLDER AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD
EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER.

                               FILM HOLDINGS CO.
                               1997 STOCK OPTION
                              FOR SUMMIT EMPLOYEES

                       Option Certificate and Agreement
                       --------------------------------

     This stock option is granted by Film Holdings Co., a Delaware corporation (the "Company"), to Robert Hayward (the "Optionee"), pursuant to the Company's 1997 Stock Option Plan (the "Plan"). All initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan.

     31.  Grant of Opinion
          ----------------

     This certificate evidences the grant by the Company on April __, 1998 (the "Grant Date") to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of 30,516 shares of Class A Common Stock, par value $0.001 per share, of the Company (the "Shares") at the following exercise prices per Share:

          Number of Options                  Exercise Price
          -----------------                  --------------
               13,679                             $ 0.01
                4,209                             $ 2.98
                6,314                             $ 6.55
                6,314                             $10.12

     The latest date on which this option may be exercised (the "Expiration Date") is the earliest of (a) April __, 2008, or (b) the termination hereof in accordance with this Agreement, the Stockholder Agreement or the Plan.

     The option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the "Code").

                                                                  Execution Copy
                                                                  --------------

THE SECURITIES EVIDENCED HEREBY (OR ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
                                                              --------------
OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION D AND RULE 701, PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES EVIDENCED HEREBY (AND THE SHARES ISSUABLE UPON EXERCISE HEREOF) ARE OR WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER A STOCKHOLDER AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD
EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER.

                               FILM HOLDINGS CO.
                               1997 STOCK OPTION
                              FOR SUMMIT EMPLOYEES

                        Option Certificate and Agreement
                        --------------------------------

     This stock option is granted by Film Holdings Co., a Delaware corporation (the "Company"), to David Garrett (the "Optionee"), pursuant to the Company's 1997 Stock Option Plan (the "Plan"). All initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan.

     32.  Grant of Opinion
          ----------------

     This certificate evidences the grant by the Company on April __, 1998 (the "Grant Date") to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of 20,344 shares of Class A Common Stock, par value $0.001 per share, of the Company (the "Shares") at the following exercise prices per Share:

          Number of Options             Exercise Price
          -----------------             --------------
                9,120                       $ 0.01
                2,806                       $ 2.98
                4,209                       $ 6.55
                4,209                       $10.12

     The latest date on which this option may be exercised (the "Expiration Date") is the earliest of (a) April __, 2008, or (b) the termination hereof in accordance with this Agreement, the Stockholder Agreement or the Plan.

     The option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the "Code").

     This option shall become exercisable in annual installments over five (5) years (i.e., it shall become exercisable as to twenty percent (20%) of the total
       ---
number of Shares on each anniversary of the Grant Date), a pro rata portion of each installment becoming exercisable at each exercise price each year except as accelerated by the Board pursuant to the Plan. In the event of an Acquisition Event (as defined in the Plan) all outstanding options which have not theretofore been exercised shall terminate, provided that at least 10 days prior to the effective date of such Acquisition Event the Company shall notify the Optionee of such pending Event and all outstanding options shall vest and become exercisable immediately prior to consummation of such Acquisition Event.

     33.  Exercise of Option.
          ------------------

     Each election to exercise this option shall be in writing, signed by the Optionee or by his or her executor or administrator or by the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (the "Legal Representative"), and received by the Company at its principal office, accompanied by payment in full of the applicable exercise price and by such additional documentation evidencing the right to exercise (or, in the case of a Legal Representative, of the authority of such person) as the Company may require. The exercise price may be paid (i) in cash or by personal check, bank check or money order payable to the order of the Company, (ii) through the delivery of shares of unrestricted Stock that have been outstanding for at least six months and that have a fair market value on the last business day preceding the date of exercise equal to the exercise price, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver to the Company promptly sufficient funds to pay the exercise price, or (iv) by any combination of the permissible forms of payment; provided, that so much of the exercise price as equals to the par value of the Shares being purchased shall be paid other than by personal check.

     34.  Stockholders Agreement
          ----------------------

     Any shares received upon the exercise of this option shall be subject to the Stockholders Agreement dated as of July 9, 1997 among the Company and certain other parties thereto as amended and in effect from time to time (the "Stockholders Agreement"), and no Shares shall be issued upon the exercise of this option unless and until the Optionee shall have executed the Stockholders Agreement or a Joinder to Stockholders Agreement satisfactory to the Company. The Shares received upon exercise of this option shall be subject to the rights, restrictions and obligations applicable to "Management Shares" as provided from time to time in such Stockholders Agreement, and (if applicable) Joinder to Stockholders Agreement. Without limiting the generality of the foregoing provisions, in the event any Shares are issuable and issued upon exercise of this option after termination of employment (or upon Executive Breach as defined below) as contemplated by Section 6 below, then such shares shall be subject to the provisions of the Stockholders Agreement (including but not limited to the call provisions of Section 6 of the Stockholders Agreement) to the same extent as if such Shares were issued prior to such event.

     35.  Restrictions on Transfer
          ------------------------

     In addition to the provisions of Section 3 above, if at the time this option is exercised the Company is a party to any other agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Board); provided that such Shares may be appropriately legended to reflect the
        --------
forgoing restrictions or any other restrictions to which such Shares may be subject.

     36.  Withholding
          -----------

     No Shares will be transferred pursuant to the exercise of this option unless and until the person exercising this option shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.

     37.  Acquisition by LIVE: Status Change
          ----------------------------------

     Upon the acquisition (the "LIVE Acquisition") of a majority interest in Summit Entertainment L.P., a California limited partnership ("Summit") by either the Company or by LIVE, all outstanding options shall vest and become immediately exercisable.

     Upon the termination of the Optionee's full-time employment by Summit without cause but with the prior agreement of LIVE (or if Optionee is then an employee of LIVE, upon termination of Optionee's full-time employment by LIVE without cause), all outstanding options shall thereupon become immediately exercisable and shall remain exercisable for a period of 90 days following such date of termination, but in no event beyond the Expiration Date; provided,
                                                                 --------
however, that in the event that the Company's common stock is not publicly
-------
traded on the date of such termination, the Company agrees to either (i) extend the exercise period by not less than one year, or (ii) pay to the Optionee, upon surrender of the option during the 90-day exercise period, the difference between the Fair Market Value of the Shares subject to such option and the exercise price thereof. "Fair Market Value" shall mean the Board's good faith determination of the fair value of one Share as of the date of termination. In the event the Optionee disagrees with the Board's determination of Fair Market Value, the Optionee may give written notice to the Company of a demand for a third-party appraisal of the value of the Shares. Within 30 days after the receipt of such notice, such Optionee and the Company shall agree upon the selection of an independent investment banking firm to perform the appraisal. If the parties are unable to agree upon the selection of an independent investment banking firm, each shall make a selection, and the two firms so chosen shall nominate the independent investment banking firm. Within sixty
(60) days of the date of selection of the independent investment banking firm, such firm shall prepare a written report detailing its determination as to the fair value of a Share (without giving effect to minority discounts or the terms of any other agreements). Absent manifest error, the fair value as so determined shall be the price used in lieu of Fair Market Value for purposes of this Section 6.

The fees and expenses of the investment banking firm shall be borne one-half by the Company and one-half by the Optionee.

     Upon (i) termination of Optionee's full-time employment with Summit by Optionee for any reason other than death or disability prior to the date of the LIVE Acquisition, or (ii) if after the date of the LIVE Acquisition upon the termination of Optionee's full-time employment by either Summit or LIVE for cause, or by Optionee without cause, or (iii) if before the date of the LIVE Acquisition upon the termination of that certain Agency Agreement between Summit and LIVE for cause due to material breach by Summit, or (iv) if Patrick Wachsberger gives the Termination Notice (as defined in the Omnibus Agreement dated April __, 1998) and LIVE terminates the Agency Agreement, upon such termination (any of (i) through (iv) an "Executive Breach"), this option shall immediately terminate as to all Shares subject hereto, whether or not vested immediately prior to such termination, and any Shares purchased prior to such date upon exercise of the option shall be subject to purchase by the Company pursuant to the terms of Section 6.1.1.2 of the Stockholders Agreement as if Optionee were terminated for Cause therein.

     Upon the termination of the Optionee's employment with Summit or LIVE for death or disability or for any other reason, this option shall terminate as to any Shares not vested immediately prior to termination. The vested portion of this option shall thereafter remain exercisable for 120 days.

     After the LIVE Acquisition, should Summit or LIVE and Optionee enter into an employment agreement, the terms of this Section 6 may be amended at LIVE's request consistent with the provisions of such Section 6 of the Optionee Agreements for other senior executive employees who are then parties to employment agreements with LIVE.

     38.  Effect on Employment
          --------------------

     Neither the grant of this option, nor the issuance of Shares upon exercise of this option, shall give the Optionee any right to be retained in the employ of the Company or Summit, affect the right of the Company or Summit to discharge or discipline such Optionee at any time, or affect any rights of such Optionee to terminate his or her employment at any time.

     39.  Provisions of the Plan
          ----------------------

     This option is subject in its entirety to the provisions of the Plan, a copy of which is furnished to the Optionee with this option. In this regard, in interpreting the Plan, employment by Summit shall be deemed to be employment by the Company.

     40.  Notice of Disposition of Shares
          -------------------------------

     If the Optionee disposes of Shares issued upon exercise of this option, the Optionee will notify the Company of such disposition (including the name of the transferee and the date of transfer) within 30 days of such disposition.

     In WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.


                              FILM HOLDINGS CO.


                              By: /s/ Joeseph Pretlow
                                  -------------------
                                  Name:  Joeseph Pretlow
                                  Title: Principal
                                  Dated: 4/12/98


Accepted and Agreed as of this
15th day of April, 1998:

/s/ David Garrett
-----------------------------
David Garrett